UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

CECO ENVIRONMENTAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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-i-

CECO ENVIRONMENTAL CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2017

To the Stockholders of CECO Environmental Corp.

Notice is hereby given that the annual meeting (“Annual Meeting”) of the stockholders of CECO Environmental Corp. (“CECO,” the “Company,” “we,” “us” or “our”) will be held at 14651 N. Dallas Parkway, Suite 118, Dallas, Texas 75254 on May 16, 2017 at 9:00 a.m., Central time, for the following purposes:

1.	to elect nine directors;

2.	to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for fiscal year 2017;

3.	to approve, on an advisory basis, the Company’s named executive officer compensation;

4.	to approve the CECO Environmental Corp. 2017 Equity and Incentive Compensation Plan; and

5.	to transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on March 27, 2017, are entitled to notice of and to vote at the Annual Meeting. We are taking advantage of the Securities and Exchange Commission rules allowing us to furnish proxy materials to stockholders on the internet. We believe that these rules provide you with proxy materials more quickly and reduce the environmental impact of our Annual Meeting. Accordingly, we are mailing to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review our proxy materials and Annual Report to Stockholders for the year ended December 31, 2016, and to vote online or by telephone.

If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting these materials in the proxy statement.

By Order of the Board of Directors

/s/ Jason DeZwirek
Jason DeZwirek
Chairman of the Board of Directors

April 4, 2017

CECO ENVIRONMENTAL CORP.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2017

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of CECO Environmental Corp., a Delaware corporation (“we,” “us,” “CECO” or the “Company”) of proxies to be voted at the annual meeting of stockholders of the Company to be held at 9:00 a.m., Central time, at 14651 N. Dallas Parkway, Suite 118, Dallas, Texas 75254, on May 16, 2017, or any postponement or adjournment thereof (the “Annual Meeting”). These proxy solicitation materials and CECO’s Annual Report to stockholders for the year ended December 31, 2016, including related financial statements, were first made available to our stockholders entitled to notice of and to vote at the Annual Meeting on or about April 4, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 16, 2017 — our Annual Report to Stockholders, this proxy statement and the related proxy card are available at www.cecoenviro.com/investors.aspx. The content on any website referred to in this proxy statement is not incorporated by reference into this proxy statement unless expressly noted.

Who Can Vote

Only stockholders of record at the close of business on March 27, 2017, which we refer to as the record date, are entitled to notice of and to attend and vote at the Annual Meeting. As of the record date, there were 34,592,223 outstanding shares of our common stock. Each share of our common stock outstanding on the record date will be entitled to cast one vote at the Annual Meeting.

How You Can Vote

Stockholders of record can simplify their voting by voting their shares via telephone or the Internet. Instructions for voting via telephone or the Internet are described on the Notice of Internet Availability of Proxy Materials. Being a record holder means that the shares are registered in your name, as opposed to the name of your broker or bank. If your shares are held in the name of a bank or broker (in “street name”), the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the proxy card. If you request a paper copy of the proxy materials, please mark your choices on the proxy card and then date, sign and return the proxy card at your earliest opportunity pursuant to the instructions on the proxy card.

You may also vote in person at the meeting. If your shares are held in street name, you can vote at the meeting only if you have a valid proxy from your bank or broker confirming your beneficial ownership of shares of our common stock as of the record date and your authority to vote such shares. Please bring personal photo identification with you to the meeting. If you need directions to the Annual Meeting, please call us at (513) 458-2600.

Revocability of Proxies

Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, mail or in person at the Annual Meeting, another proxy dated as of a later date. Furthermore, you may revoke a proxy by attending the Annual Meeting and voting in person, which will automatically cancel any proxy previously given.

Attendance at the Annual Meeting, however, will not automatically revoke any proxy that you have given previously unless you request a ballot and vote in person. If you hold shares through a bank or brokerage firm, you must contact the bank or brokerage firm to revoke any prior voting instructions.

Quorum Required

In order for business to be conducted, a quorum must be represented at the Annual Meeting. The holders of a majority of the outstanding shares of common stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares represented by a proxy in which authority to vote for any matter considered is “withheld,” a proxy marked “abstain” or a proxy as to which there is a “broker non- vote” (described below) will be considered present at the meeting for purposes of determining a quorum.

Required Vote to Elect Directors

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nine nominees receiving the most votes will be elected. Only votes cast for a nominee will be counted. Unless indicated otherwise by your proxy, the shares will be voted for the nine nominees named in this proxy statement. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.

Required Votes to Pass Other Proposals

Proposal 2 (to ratify the selection of BDO USA, LLP as the independent registered public accounting firm of CECO for fiscal year 2017), Proposal 3 (approval, on an advisory basis, of the Company’s named executive officer compensation) and Proposal 4 (approval of the CECO Environmental Corp. 2017 Equity and Incentive Compensation Plan), each requires the favorable vote of the majority of shares represented at the Annual Meeting for approval. Although these votes are advisory in nature and are not binding on the Company, the Board will consider the outcomes of these votes in future deliberations. For these proposals, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

Broker Non-Votes

If your shares are held by a bank, broker or other nominee and you do not provide the bank, broker or other nominee with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters but cannot vote on non-routine matters.

If the bank, broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

When our Inspector of Elections tabulates the votes for any matter, broker non-votes will be counted for purposes of determining whether a quorum is present.

We believe that Proposal 2 (ratification of independent auditors) will be considered “routine” and we do not expect any broker non-votes on this matter.

We believe that Proposal 1 (election of directors), Proposal 3 (approval, on an advisory basis, of the Company’s named executive officer compensation) and Proposal 4 (approval of the CECO Environmental Corp. 2017 Equity and Incentive Compensation Plan) will be considered “non-routine,” and banks, brokers and certain other nominees that hold your shares in street name will not be able to cast votes on these proposals if you do not provide them with voting instructions. Any broker non-votes will have the same effect as a vote against Proposal 3 and Proposal 4, but will not affect the outcome of Proposal 1 because directors are elected by a plurality of votes cast.

Please provide voting instructions to the bank, broker or other nominee that holds your shares by carefully following their instructions.

Other Information

If no instructions are indicated on a duly executed and returned proxy, the shares represented by the proxy will be voted FOR the election of the nine nominees for director proposed by the Board and set forth herein, FOR the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for fiscal year 2017, FOR the approval, on an advisory basis, of the Company’s named executive officer compensation, FOR the approval of the CECO Environmental Corp. 2017 Equity and Incentive Compensation Plan and in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees

The Board has determined that the number of directors shall be nine and, accordingly, the Board has nominated, upon the recommendation of the Nominations and Governance Committee of the Board, the nine persons identified below to serve as directors to hold office until the next annual meeting or until their successors shall be duly elected and qualified. The names of, and certain information with respect to, the nominees of the Board for election as directors, are set forth below. All nominees are currently CECO directors, except for Mr. Liner. If, for any reason, any nominee should become unable or unwilling to serve as a director, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the persons named in the proxy card may exercise their discretion to vote your shares for the substitute nominee. Mr. Liner was identified as a potential director nominee by the Nominations and Governance Committee on the recommendation of a non-management director.

All of our director nominees and directors who served during 2016, other than Messrs. DeZwirek, Pollack, Sadlowski (since becoming our interim Chief Executive Officer and President in January 2017), and our former Chief Executive Officer, President and director, Mr. Lang, qualify or qualified, as applicable, as independent directors in accordance with the listing requirements of The NASDAQ Stock Market LLC (the “NASDAQ”). The NASDAQ independence definition includes a series of objective tests, including that the director is not an employee of CECO and has not engaged in various types of business dealings with us. In addition, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following table shows information as of March 31, 2017 for each director nominee.

Name	Age	Position with CECO
Jason DeZwirek	46	Chairman of the Board and Director
Dennis Sadlowski	56	Interim Chief Executive Officer and President and Director
Jonathan Pollack	45	Assistant Secretary and Director
Eric M. Goldberg [1,2,3]	47	Director
David B. Liner	61	Director Nominee
Claudio A. Mannarino[1]	46	Director
Seth Rudin [3]	46	Director
Valerie Gentile Sachs[2,3]	61	Director
Donald A. Wright [1,2]	79	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominations and Governance Committee

The Board believes that the directors and director nominee as a whole will provide the diversity of experience and skills necessary for a well-functioning Board. The Board values highly the ability of individual directors to contribute to a constructive Board environment and the Board believes that the current director nominees, collectively, perform in such a manner. Set forth below is a more complete description of each director’s background, professional experience, qualifications and skills.

Jason DeZwirek became a director of the Company in February 1994 and Chairman of the Board in May 2013. Previously, he served as Secretary of the Company from February 1998 until September 2013. He also serves as a member of the board of directors of several of the Company’s subsidiaries. In 1999, Mr. DeZwirek founded Kaboose Inc., a family focused online media company. Mr. DeZwirek served as the Chairman and CEO of Kaboose Inc. until its sale to Disney Online (a subsidiary of The Walt Disney Company) and Barclays Private Equity Limited in June 2009. Mr. DeZwirek also previously served as a director and corporate secretary of API Technologies Corp. (NASDAQ:ATNY), a prime contractor in electronics, highly engineered systems, secure communications and electronic components and sub-systems for the defense and aerospace industries, from November 2006 through January 2011. Mr. DeZwirek also is and has been involved in private investment activities.

With his experience at Kaboose Inc., Mr. DeZwirek brings broad executive expertise, including operations, technology, management and strategy. Having served as director of the Company for over 20 years, he also has a breadth of knowledge of the overall issues the Company faces.

Dennis Sadlowski has served as interim Chief Executive Officer and President since January 2017 and as a director since May 2016. Previously, he was the Chief Operating Officer of LSG Sky Chefs North America, a provider of food and food-related services for transportation providers, from April 2013 until March 2015. As Chief Operating Officer, Mr. Sadlowski oversaw operations across over 40 locations in North America and managed over 8,000 employees. Previously, Mr. Sadlowski served as the Chief Executive Officer of International Battery, an early stage green tech company focused on large format lithium ion batteries for the grid storage markets, from September 2011 until April 2012. Mr. Sadlowski worked at Siemens from July 2000 to March 2010, serving as the President & Chief Executive Officer of Siemens Energy & Automation, Inc. from July 2007 until October 2009, an operating subsidiary of the global manufacturer Siemens AG, where he had executive accountability for the company’s global strategic direction, operating performance and marketplace success. His responsibilities at Siemens Energy & Automation included overseeing six operating divisions along with a combined sales organization, a number of wholly-owned subsidiaries and over 12,000 employees. Mr. Sadlowski has also previously worked at General Electric and Thomas & Betts. Mr. Sadlowski serves on the board of directors and audit committee of Trojan Battery, a privately-held global leader in deep cycle lead-acid batteries. Mr. Sadlowski earned a Bachelor’s degree in Chemical and Nuclear Engineering from the University of California at Berkeley, and his Master’s Degree in Business Administration from Seattle University.

Mr. Sadlowski blends global strategic leadership capabilities along with operating depth across a variety of long cycle businesses. He has led global executive teams to strong organic growth supplemented with targeted acquisitions. Having served on the board of both private and public companies, Mr. Sadlowski brings a strategic focus to growth and a strong market orientation to the board room. Additionally, as our interim Chief Executive Officer and President, he provides the Board with valuable insight on the day-to-day operations of the Company and any current issues it may face.

Jonathan Pollack became a director in May 2011 and has served as Assistant Secretary of the Company since May 2012. He is currently the President of JMP Fam Holdings, Inc., an investment and consulting company. Previously, he served as Executive Vice President of API Technologies Corp. (NASDAQ:ATNY), a prime contractor in electronics, highly engineered systems, secure communications and electronic components and sub-systems for the defense and aerospace industries, from September 2009 and as a director from June 2007 until, in each case, January 2011. Mr. Pollack also served on its audit committee and compensation committee from January 2007 through September 2009. From March 2005 through its sale in June 2009, he served as the Chief Financial Officer and Corporate Secretary of Kaboose Inc. Prior thereto, he worked in investment banking in New York. Mr. Pollack was formerly a director of Hanfeng Evergreen Inc. (TSX:HF) from November 2010 until February 2013 and then was reappointed to the board of directors in February 2014 and served as the lead director until August 2014. Mr. Pollack was formerly a director of Pinetree Capital Ltd. (TSX:PNP) from February 2014 until April 2015 and was formerly a director of Lifebank Corp. (TSX-V:LBK) from November 2003 until September 2012, where he served on the audit committee and compensation committee. Mr. Pollack received a Master’s of Science in Finance from the London School of Economics and a Bachelors of Commerce from McGill University. He sits on the Boards of several philanthropic organizations in Toronto, Ontario, including the Mt. Sinai Hospital Foundation, the Crescent School Foundation and the Sterling Hall School.

Mr. Pollack brings over 20 years of financial, strategic and merger and acquisitions expertise to the Board, which will assist the Board as the Company continues to expand its business. He also brings experience serving on the board of directors of other public companies.

Eric M. Goldberg has served as a director of the Company since April 2013. Since 1996, he has served as the President of All American Events & Tours, a Pittsburgh, Pennsylvania-based sports incentive company, specializing in providing unique and customized experiences for retail and corporate clients. Since 2007, Mr. Goldberg has also been a principal of GKK Capital, a commercial real estate development company. From 1996 until 1999, Mr. Goldberg was the general counsel for Native American Nations, a company focusing on developing business strategies for Native American tribes throughout the United States. From 2010 until 2011,

Mr. Goldberg served as a director of API Technologies Corp. (NASDAQ:ATNY). Mr. Goldberg received a Bachelor of Science in Management from the Tulane University A. B. Freeman School of Business and a Juris Doctorate from the University of Miami School of Law. Mr. Goldberg is licensed to practice law in the State of Florida.

Mr. Goldberg brings over 20 years of sales, marketing, operations, strategic planning, and legal expertise to the Board, which assists the Board as the Company continues to expand its business.

David B. Liner served as General Counsel, Corporate Secretary and Chief Compliance Officer of Roper Technologies, Inc. (NYSE: ROP) (“Roper Technologies”) from August 2005 until June 2016 and is currently a Vice President in anticipation of retirement in early 2018. Roper Technologies, a component of the S&P 500, designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide. Mr. Liner helped execute Roper Technologies’ acquisition program, deploying over $5 billion in assets and acquiring over 40 businesses. Prior to joining Roper Technologies, Mr. Liner served as a corporate partner in the Detroit office of Dykema Gossett, a national law firm, where he headed the firm’s automotive industry practice and founded the firm’s China practice. Before that, he was Vice President, General Counsel and Assistant Secretary of Metaldyne Corporation, formerly MascoTech, Inc., a manufacturer of products for the global transportation industry. Mr. Liner earned a Bachelor’s degree from the University of Michigan and his Juris Doctor from Wayne State University Law School.

Mr. Liner brings extensive legal and corporate governance expertise to the Board which will assist the Company as it continues to expand its business and create shareholder value. Having built and led a global corporate compliance and risk program as the General Counsel of a public company, he has developed expertise in areas of governance and compliance which will provide strong support and additional depth to our Board and to the committees on which he may serve. Mr. Liner also brings international experience to our Board, including past international board service.

Claudio A. Mannarino has served as a director since June 2015. Mr. Mannarino served as the Senior Vice President and Chief Financial Officer of API Technologies Corp. (NASDAQ:ATNY, “API”), a leading provider of RF/microwave, microelectronics and security technologies for critical and high-reliability applications from June 2014 to November 2015. Prior to that, Mr. Mannarino served as Senior Vice President, Finance from January 2010 to June 2014 and as Chief Financial Officer and Vice President of Finance from November 2006 to January 2010 at API. Prior to that, he served in various, senior-level management roles throughout API’s finance organization. Before joining API, Mr. Mannarino served as Controller for two divisions of Transcontinental, Inc., a Canadian publicly traded company on the Toronto Stock Exchange (“Transcontinental”). After three years in roles with progressively more responsibility at Transcontinental, he joined a project management company as a senior accountant, where his role focused on developing long-term business strategies and improving business practices. Mr. Mannarino holds a Bachelor of Commerce Degree from the University of Ottawa and attained his Certified Management Accountant certification in 1996.

Mr. Mannarino brings over 20 years of financial, strategic, and merger and acquisition expertise to the Board, which will assist the Company as CECO expands its business.

Seth Rudin has served as a director since April 2013. Mr. Rudin is currently the President of Muskoka Rock Company Ltd., the largest producer and manufacturer of granite in Muskoka, Ontario. He has also been the President of Run 2IT Inc., a management consulting firm focused on the healthcare, technology and government industries since 2006. For over 20 years, Mr. Rudin has worked extensively in manufacturing, healthcare, technology and government. Previously, Mr. Rudin served as Vice President of Business Development and Client Relations at PatientOrderSets.com, a provider of innovative clinical support services for use across all phases of health care from 2011 until 2013, Managing Director of ABS System Consultants Ltd, a health care solutions company, from 2001 until 2010 and Vice President of InternetIncubation.com from 2000 until 2001. From 1992 until 2000, he held several senior positions within the Canadian Federal Government and the Provincial Government of Ontario, including Senior Advisor to the Canadian Minister of Citizenship and Immigration and as Chief of Staff to a Member of Parliament. Mr. Rudin currently serves as a Member of the Executive of the Justices of the Peace Appointments Advisory Committee for the Province of Ontario, has served as a Director of Mitec Technologies Inc. since October 2013. Mr. Rudin received his Bachelor’s of Arts degree from Concordia University in 1992.

Mr. Rudin brings over 20 years of business and government experience to the Company, focusing on business development, sales, strategic planning, management, communications and public relations, which will assist the Board as the Company continues to expand its business.

Valerie Gentile Sachs has served as a director since May 2016. Previously, she was the Vice President, General Counsel and Corporate Secretary of OM Group, Inc., (NYSE: OMG), a global developer and manufacturer of magnetic technologies, battery technologies and engineered specialty chemicals from September 2005 through the completion of the sale of the company in November 2015 to Apollo Global Management. Ms. Sachs had executive responsibility for OM Group’s world-wide Legal, Internal Audit and Environment, Health & Safety operations. Ms. Sachs also served on the Board of Directors and acted as Managing Director of numerous U.S. and non-U.S. entities affiliated with OM Group. Prior to joining OM Group, Ms. Sachs served as Executive Vice President, General Counsel and Secretary at Jo-Ann Stores, Inc. (NYSE: JAS), a US-based retailer. Before that, she was General Counsel of Marconi plc (LSE and NASDAQ: MONI), a London-based, global communications and information technology company. Ms. Sachs has been a trustee of a regional humane society and is active with a number of charitable organizations fighting hunger and meeting basic human needs. Ms. Sachs earned her bachelor’s degree (B.L.S.—Chemistry), with honors, from Bowling Green State University and her Juris Doctor from Case Western Reserve University School of Law, where she was a member of Law Review and a DeWitt Scholar.

Ms. Sachs brings a combination of legal expertise, extensive executive management and leadership experience to our Board. She has been an integral part of executive management teams that have effectively worked through strategic transitions, integrations and restructurings and is very familiar with international operating challenges and opportunities. As the General Counsel of three public companies, she has developed expertise in the areas of governance, compliance and executive compensation, which will provide strong support and additional depth to our Board and to the committees on which she may serve.

Donald A. Wright has served as a director since February 1998. Mr. Wright has been a principal of and real estate broker with The Phillips Group, a real estate development company and apartment building syndicator, in San Diego, California since 1992. Since September 2010, Mr. Wright has served as Associate Broker and Vice President of Syndication of SD Homes, a real estate brokerage firm and syndicator of apartment buildings in San Diego, California. From 2005 through 2007, he was an associate real estate broker with One Source Realty GMAC in San Diego, California, and from July 2007 through September 2010, was an associate real estate broker with Coldwell Banker Residential Brokerage. Mr. Wright served as a director of API Technologies Corp. (NASDAQ:ATNY) from February 2006 until June 2011, and served on its audit committee and compensation committee. Mr. Wright received his Master’s Degree in Business Administration from the Wharton School of the University of Pennsylvania.

With over 19 years of experience serving on our Board and Audit Committee, Mr. Wright has a breadth of knowledge concerning issues affecting our Company. He also brings experience serving on the board of directors, audit committee and compensation committee of another public company.

In order to be elected, a nominee must receive a plurality of the votes cast at the meeting in person or by proxy.

The Board recommends a vote “FOR” approval of the election of the nominees named herein as directors.

The Board and Its Committees

During the fiscal year ended December 31, 2016, the Board held nine meetings. The Board’s policy regarding director attendance at the annual meeting of stockholders is that directors are encouraged to attend, and that we will make all appropriate arrangements for directors to attend. All of the directors serving at the time attended the 2016 annual meeting. All directors attended at least 75% of the aggregate number of meetings of the Board and the Committees on which they served during the fiscal year ended December 31, 2016. Additionally, the independent directors regularly meet in executive session. The standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominations and Governance Committee.

Audit Committee

The Company has a separately designated Audit Committee, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The members of the Audit Committee are Messrs. Goldberg, Mannarino and Wright. Mr. Mannarino serves as Chairman of the Audit Committee. The Board has determined that Mr. Mannarino qualifies as an audit committee financial expert as described by Item 407(d)(5) of Regulation S-K of the Exchange Act, and that each of the Audit Committee members is independent under the applicable NASDAQ listing requirements and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). The Audit Committee held nine meetings in 2016.

The primary purpose of the Audit Committee is to assist the Board in its general oversight of CECO’s financial reporting process and approval of the services provided CECO by its auditors. The Audit Committee also evaluates transactions where the potential for a conflict of interest exists. The Audit Committee’s purposes are more fully described in its written charter, a copy of which can be found on our website www.cecoenviro.com on the Investor Relations, Corporate Governance section.

Compensation Committee

Our Compensation Committee is comprised of Messrs. Goldberg and Wright and Ms. Sachs, each of whom is an independent director under the applicable NASDAQ listing requirements. Mr. Wright serves as Chairman of the Compensation Committee. The Compensation Committee operates under a written charter, which can be found on our website www.cecoenviro.com on the Investor Relations, Corporate Governance section. The Compensation Committee held eight meetings in 2016. The primary purpose of the Compensation Committee is to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other named executive officers, and to approve or make recommendations to the Board with respect to the compensation of our other executive officers. The Compensation Committee also administers the Amended and Restated CECO Environmental Corp. 2007 Equity Incentive Plan (the “Incentive Plan”) and the Employee Stock Purchase Plan. The Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation are discussed in the section entitled “Executive Compensation” below.

Nominations and Governance Committee

Our Nominations and Governance Committee is comprised of Messrs. Goldberg and Rudin and Ms. Sachs, each of whom is an independent director under the applicable NASDAQ listing requirements. Ms. Sachs serves as Chairman of the Nominations and Governance Committee. The Nominations and Governance Committee operates under a written charter, which can be found on our website www.cecoenviro.com on the Investor Relations, Corporate Governance section. The Nominations and Governance Committee held four meetings in 2016. The primary purposes of the Nominations and Governance Committee are to identify individuals qualified to become Board members, make recommendations to the Board regarding Board and committee composition and to develop and recommend to the Board corporate governance principles applicable to the Company and oversee the evaluation of the Board and management.

Board Leadership Structure and Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer are held by different individuals: Jason DeZwirek serves as Chairman and Dennis Sadlowski serves as interim Chief Executive Officer and President. Our Bylaws provide that any two or more offices may be held by the same person, but the Board believes that the current separation of the offices of Chief Executive Officer and Chairman reflects the difference in the roles of those positions. The Chief Executive Officer is responsible for determining the strategic direction and the day-to-day leadership of the Company. The Chairman determines the agenda for and presides over Board meetings.

The separation of the roles of Chief Executive Officer and Chairman and the independence of a majority of the board members helps ensure independent oversight of management. All of the directors on the current Board, other than the Chairman, Jason DeZwirek, the interim Chief Executive Officer and President, Dennis Sadlowski, and Jonathan Pollack qualify as independent under the applicable NASDAQ listing requirements. The standing committees — the Audit Committee, the Compensation Committee and the Nominations and Governance Committee — are comprised entirely of independent directors and provide independent oversight of management.

CECO’s management is responsible for identifying, assessing and managing the material risks facing CECO. The Board performs an important role in the review and oversight of these risks, and generally oversees CECO’s risk management practices and processes, with a strong emphasis on financial controls. The Board has delegated primary oversight of the management of (i) financial and accounting risks and related-party transaction risks to the Audit Committee, (ii) compensation risk to the Compensation Committee and (iii) corporate governance risk to the Nominations and Governance Committee. To the extent that the Audit Committee, Compensation Committee or the Nominations and Governance Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board.

Nomination Process

The Company has a standing Nominations and Governance Committee. The Nominations and Governance Committee identifies individuals qualified to become Board members and makes recommendations to the Board regarding Board and committee composition, consistent with the Director Nomination Policy described below, and develops and recommends Board members to the Board for committee membership. A copy of the Director Nomination Policy can be found on our website www.cecoenviro.com on the Investor Relations, Corporate Governance section.

We also have adopted a policy with respect to director candidates recommended by stockholders. The Nominations and Governance Committee will consider director candidates recommended by stockholders for inclusion on the slate of directors recommended to the Board. Any stockholder may submit one candidate for consideration at each stockholder meeting at which directors are to be elected. Stockholders wishing to recommend a candidate must submit the recommendation no later than 120 days before the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, provided, that if we did not hold any annual meeting in the previous year, or if the date of the next annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline will be a date that is a reasonable time before we begin to print and mail our proxy materials, but in no event, less than 90 days prior to such mailing. Recommendations must be sent to the following address: CECO Environmental Corp., 4625 Red Bank Road, Suite 200, Cincinnati, Ohio 45227, Attention: Secretary.

At the time the stockholder submits the recommendation for a director candidate, the stockholder must provide the following:

•	All information about the candidate that we would be required to disclose in a proxy statement in accordance with the rules of the Exchange Act.

•	Certification from the candidate that he or she meets the requirements to be (a) independent under the NASDAQ listing requirements and (b) a non-management director under the Exchange Act.

•	Consent of the candidate to serve on the Board, if nominated and elected.

•	Agreement of the candidate to complete, upon request, questionnaire(s) customary for our directors.

A stockholder must also meet and comply with all applicable rules and regulations promulgated by the SEC relating to the nomination of director candidates by stockholders. The Nominations and Governance Committee will evaluate candidates recommended by stockholders on the same basis as candidates recommended by other sources, including evaluating the candidate against the standards and qualifications set out in our Director Nomination Policy as well as any other criteria approved by the Board from time to time. The Nominations and Governance Committee will determine whether to interview any candidate.

Director Qualifications and Diversity

Our Board believes that the Board, as a whole, should have a diverse range of characteristics and skills to function at an optimal level in exercising its oversight over the Company. When evaluating a person for nomination for election to the Board, the qualifications and skills considered by the Board, including the Nominations and Governance Committee, include:

•	Whether the person will qualify as a director who is “independent” under applicable laws and regulations, and whether the person is qualified under applicable laws and regulations to serve as a director of CECO.

•	Whether the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director.

•	The contribution that the person can make to the Board, with consideration being given to the person’s business experience, education, skills, conflicts of interest, the interplay of the candidate’s experience with that of other Board members, and such other factors as the Board may consider relevant.

•	The character and integrity of the person.

The Board applies a broad concept of diversity, which includes all of the criteria listed above together with other factors such as the nominee’s age and leadership abilities. Although CECO does not have a diversity policy, when the Board seeks new director candidates to add to the Board or to replace directors who have resigned or recommends the re-election of incumbent directors, the Board selects director nominees on the basis of all of these criteria with the goal of finding the best match for CECO’s Board.

With respect to skill set diversity, the Board seeks to have directors and nominees with not only experience and expertise related to environmental, energy or fluid handling, but also in a broad range of other areas, and the Board currently consists of members with expertise in manufacturing, finance, accounting and legal matters.

Stockholder Communications with Directors

The Board has adopted a process by which stockholders may communicate with the Board for matters other than director nominations. Stockholders who would like to communicate with the Board, or a committee of the Board, should send the communication to: Chairman of the Board, CECO Environmental Corp., 2300 Yonge Street, Suite 1710, Toronto, Ontario M4P 1E4.

Mr. DeZwirek will forward such communications to the Board at or prior to the next meeting of the Board. Stockholders wishing to communicate only with the independent directors can address their communications to “Independent Directors, c/o Chairman of the Board” at the same address above. These communications will be forwarded to the independent directors at or prior to the next meeting of the independent directors.

The Board or the independent directors will determine, in their respective sole discretion, the method by which any such communications will be reviewed and considered.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee are Messrs. Wright and Goldberg and Ms. Sachs. None of the members of the Company’s Compensation Committee is or has been an officer or employee of the Company. No executive officer of the Company served in the last year as a director or member of the compensation committee of another entity one of whose executive officers served as a member of the Company’s Board or on the Company’s Compensation Committee.

Code of Ethics and Corporate Governance Guidelines

We have adopted a Code of Ethics that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller and persons performing similar functions) and Corporate Governance Guidelines applicable to our directors to assist the Board in following corporate that serve the best interests of the Company. The Code of Ethics and Corporate

Governance Guidelines are posted on our website at www.cecoenviro.com on the Investor Relations, Corporate Governance section. We will post on our website any amendments to or waivers of the Code of Ethics for executive officers or directors in accordance with applicable laws and regulations. The information on or accessible through the Company’s website is not a part of or incorporated by reference into this proxy statement.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements of CECO for the fiscal year ended December 31, 2016, with CECO’s management and has discussed with BDO USA, LLP (“BDO”), CECO’s independent registered public accounting firm, those matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as issued by the Public Company Accounting Oversight Board (the “PCAOB”).

In addition, the Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB, regarding BDO’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed BDO’s independence with BDO.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in CECO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Audit Committee

Claudio A. Mannarino, Chairman

Eric M. Goldberg

Donald A. Wright

Security Ownership of Certain Beneficial Owners

The following table sets forth the name and address of each beneficial owner known by CECO to be beneficial owner of more than five percent (5%) of CECO’s common stock as of March 27, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Common Stock Beneficially Owned	Percent of Total Shares of Common Stock Outstanding[1]
Jason DeZwirek [2,3] Chairman of the Board and Director 2300 Yonge Street, Suite 1710 Toronto, Ontario M4P IE4	4,075,367	11.8%
Icarus Investment Corp. [3] 2300 Yonge Street, Suite 1710 Toronto, Ontario M4P 1E4	2,709,546	7.8%
BlackRock, Inc. [4] 55 East 52nd Street New York, New York 10055	1,861,386	5.4%
J. Luther King, Jr. 301 Commerce Street, Suite 1600 Fort Worth, Texas 76102 [5]	1,723,129	5.0%

(1)	Based upon 34,592,223 shares of our common stock outstanding as of March 27, 2017. For each named person, this percentage includes common stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of March 27, 2017, including upon the exercise of an option or warrant; however, such common stock is not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
(2)	This information was obtained from a Schedule 13D/A filed with the SEC on September 11, 2015 and is supplemented by a Form 4 filed with the SEC on December 14, 2015 and a Form 4 filed by Jason DeZwirek on December 9, 2016. Jason DeZwirek is deemed to control Icarus Investment Corp. (“Icarus”) and has sole voting and dispositive power of the shares of common stock owned by Icarus and ownership of such shares is attributed to Jason DeZwirek in this table.
(3)	Includes shares beneficially owned by Icarus. Please see footnote 2.
(4)	This information was obtained from a Schedule 13G/A filed with the SEC on January 30, 2017. According to the Schedule 13G/A, BlackRock, Inc. beneficially owns and has sole dispositive power over 1,861,386 of these shares and sole voting power over 1,822,570 of these shares, which include shares held by certain subsidiaries of BlackRock, Inc.
(5)	This information was obtained from a Schedule 13D filed with the SEC on March 14, 2017. According to the Schedule 13D, J. Luther King, Jr. beneficially owns and has sole dispositive and voting power over all of these shares, which include shares held by J. Bryan King and certain entities controlled by J. Luther King, Jr. and J. Bryan King.

Security Ownership of Management

The following table sets forth the beneficial ownership of CECO’s common stock as of March 27, 2017, for each named executive officer, director and director nominees and by all executive officers, directors and director nominees of CECO as a group, except as otherwise noted.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Total Common Shares Outstanding[1]
Jason DeZwirek [2]	4,075,367	11.8%
Jeffrey Lang [3]	543,000	1.5%
Jonathan Pollack [4]	155,151	*
Donald A. Wright [5]	113,451	*
Edward J. Prajzner [6]	55,000	*
Benton L. Cook [7]	38,000	*
Eric M. Goldberg [8]	22,051	*
David B. Liner	10,000	*
Seth Rudin [8]	18,898	*
Claudio A. Mannarino [9]	8,551	*
Dennis Sadlowski [9]	6,207	*
Valerie Gentile Sachs [9]	2,207	*
Matthew Eckl	500	*
Executive Officers and Directors as a group (12 persons)	5,048,383	14.3%

*	Less than 1%
(1)	See Note 1 to the prior table.
(2)	See Notes 2 and 3 to the prior table.
(3)	Information was obtained from a Form 4 filed with the SEC on December 28, 2016 and includes 520,000 options to purchase our common stock that are exercisable within 60 days of March 27, 2017 (“vested options”).
(4)	Includes 97,000 vested options and 2,207 restricted stock units that vest within 60 days of March 27, 2017 (“vested RSUs”). Also includes 2,300 shares owned by Mr. Pollack’s spouse, over which she has sole voting and dispositive power and 49,500 shares held by JMP (as defined below), over which Mr. Pollack has sole voting and dispositive power.
(5)	Includes 29,000 vested options and 2,207 vested RSUs.
(6)	Includes 55,000 vested options.
(7)	Includes 36,750 vested options.
(8)	Includes 15,000 vested options and 2,207 vested RSUs.
(9)	Includes 2,207 vested RSUs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons beneficially owning more than ten percent of a class of our equity securities to file certain reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on our review of Section 16(a) reports and any written representation made to us, the Company believes that all such required filings for 2016 were made in a timely manner, except for one transaction for Mr. Sadlowski in May 2016 and one transaction for Mr. Cook in September 2016.

Certain Transactions

Since January 1, 2016, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any then director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transactions described below.

We are a party to an oral agreement with Icarus pursuant to which Icarus provides us management consulting services. Icarus is controlled by our Chairman of the Board, Jason DeZwirek. During the fiscal year ended December 31, 2016, we paid fees of $360,000 to Icarus.

We entered into an oral agreement with JMP Fam Holdings, Inc. (“JMP”) in August 2011, under which JMP provides us consulting services consisting of strategic advisory services, including the evaluation of financing options, capital structure and potential acquisitions, for $10,000 per month. Mr. Pollack, who controls JMP, performs the services on behalf of JMP. We paid JMP $120,000 during the fiscal year ended December 31, 2016.

Executive Compensation

Compensation Discussion and Analysis

Throughout this proxy statement Jason DeZwirek, Jeffrey Lang, Edward J. Prajzner and Benton L. Cook are referred to as the “named executive officers.” Effective January 9, 2017, Matthew Eckl was appointed the Chief Financial Officer and Secretary and Mr. Prajzner transitioned into a new role as Executive Vice President of Corporate Development. Effective February 1, 2017, Jeffrey Lang was no longer an employee of the Company and a member of the Board of Directors. Effective January 23, 2017, Mr. Sadlowski, a member of the Board of Directors, was appointed interim Chief Executive Officer and President.

Overview of Compensation Program

The Compensation Committee oversees our compensation programs, with particular attention to the compensation for our Chief Executive Officer and the other named executive officers (other than for Mr. DeZwirek, our Chairman, who receives his compensation pursuant to the related person transaction arrangement with Icarus as described above). It is the responsibility of the Compensation Committee to review and approve (or, as the case may be, recommend to the Board for approval) changes to our executive compensation policies and benefits programs, to recommend and approve stock-based awards to named executive officers, and to otherwise ensure that the Company’s compensation philosophy is consistent with the best interests of the Company and its stockholders and is properly implemented and monitored. The Compensation Committee reports to the Board on all compensation matters regarding our directors, executives, and other key salaried employees. The Compensation Committee annually reviews and approves the compensation for our directors, executives, and other key salaried employees. The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate certain authority as permitted by applicable law and the NASDAQ listing standards to subcommittees, the Board or management.

The day-to-day administration of savings, health, welfare, and paid time-off plans and policies applicable to salaried employees in general is handled by our human resources and finance department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee.

At our 2016 Annual Meeting, we received approximately 89% approval, based on total votes cast, for our advisory “Say-on-Pay” proposal to approve the compensation of our named executive officers. The Compensation Committee considered the 2016 voting results at its subsequent meetings and remains dedicated to continuous improvement to the existing executive pay programs. As a result of its considerations, the Compensation Committee implemented the executive pay practices described below during the remainder of 2016. In addition, in early 2017 our Board adopted a clawback policy, as further described below.

The following discussion and analysis of our 2016 executive compensation program, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section.

Compensation Policy and Objectives

The principal objectives of our executive compensation program are to attract, motivate, retain and reward highly qualified persons who are committed to the achievement as our executive officers of solid financial performance and excellence in the management of the Company’s assets. The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals by the Company and to align the named executive officers’ interests with those of the Company’s other stockholders. The Compensation Committee seeks to accomplish this by providing competitive compensation designed to link executive compensation to the Company’s financial and operational performance, as well as rewarding the overall performance of its named executive officers, when applicable, in line with the ultimate objective of increasing stockholder value. The Compensation Committee generally evaluates compensation against individual performance and external market factors to ensure that we maintain our ability to attract and retain key executive talent. To that end, total compensation for the named executive officers other than our Chairman generally is comprised of a base salary plus incentive compensation, based on the Company’s financial performance and other factors, including achievement of individual goals. Individual non-incentive bonuses are also part of overall compensation from time to time based on an individual’s special efforts.

Risk Considerations in our Compensation Program

We structure the compensation of management, other than for our Chairman, to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income so management does not feel pressured to focus exclusively on short-term gains, which may be to the detriment of long-term stock price appreciation and other business metrics. The variable (cash bonus, short-term incentive and, in some cases, stock, stock-based and option awards) portions of compensation are designed to reward both individual performance and overall corporate performance. For individual performance, cash bonuses are qualitatively determined by the Compensation Committee. Company performance is determined based on overall operating income achievement. We believe that the variable components of compensation are sufficient to motivate management to produce short- and long-term corporate results while the fixed element is also sufficient such that management is not encouraged to take unnecessary or excessive risks in working to produce such results. During 2016, we conducted a risk review of our 2016 compensation program for all employees. Based on this review, we believe our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Role of Executive Officers in Compensation Decisions

Based on the compensation objectives described above, the Compensation Committee has structured the Company’s annual and incentive-based executive compensation to motivate the named executive officers other than our Chairman to achieve the business goals set by the Company and to reward them for achieving such goals. These goals have generally included an individual performance goal as well as overall Company performance goals. The Compensation Committee from time to time relies upon recommendations made by the Company’s management, and in particular, the Chief Executive Officer, regarding compensation for the named executive officers other than himself and our Chairman. The Compensation Committee reviews and approves (or, if the situation warrants, recommends to the full Board for approval) all new executive compensation programs, including those for the named executive officers other than our Chairman. As part of its review and establishment of the performance criteria and compensation of our named executive officers, the Compensation Committee meets separately at least once on an annual basis with the Chief Executive Officer and other executives as it deems appropriate. The Chief Executive Officer and such other executives as the Chief Executive Officer deems appropriate, including the Chairman, annually review the performance of each of the other named executive officers of the Company, and the Chief Executive Officer’s performance is reviewed by the Compensation Committee. The conclusions reached and recommendations based on these reviews are presented to the Compensation Committee. The Compensation Committee exercises its discretion in modifying any recommended adjustments or awards to named executive officers.

Role of Compensation Consultants in Compensation Decisions

Under its charter, the Compensation Committee has authority to engage such compensation consultants as it deems necessary or appropriate to carry out its responsibilities and to cause the Company to pay the reasonable compensation of such compensation consultants as established by the Compensation Committee.

In 2016, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant to assess the Company’s bonus plan design for executive officers. At the Compensation Committee’s direction, Meridian prepared, presented and made recommendations on peer group data, competitive market pay, compensation structure, and general market trends. More specifically, Meridian provided the Compensation Committee with market and peer group data to give the Compensation Committee context for the Company’s plan participants, target award opportunities and the appropriate allocation between financial and qualitative metrics. In addition, Meridian recommended that the Company set bonus targets to align with the Company’s short-term business strategy and complement its long-term incentive structure, as well as being measurable and specific with respect to goals and ranges tied to creating shareholder value. The Compensation Committee considered the advice of Meridian as part of its compensation decision making process for a portion of 2016 compensation, as further described below.

The Compensation Committee has assessed the independence of Meridian, as required under the NASDAQ listing requirements. The Compensation Committee also has considered and assessed all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Meridian during 2016. Based on this review, the Compensation Committee did not identify any conflict of interest raised by the work of Meridian. Meridian does not provide any services to management or any other services to the Company.

Setting Executive Compensation

The Compensation Committee evaluates the performance of the Chief Executive Officer and the other named executive officers (other than our Chairman) and, based on such evaluation, reviews and approves the annual salary, bonus, long-term stock-based compensation, and other material benefits of the Chief Executive Officer and such other named executive officers, subject to the terms of any applicable employment agreements. In determining appropriate base salary levels, subjective consideration is given to the applicable named executive officer’s impact level, scope of responsibility, past accomplishments and other similar factors.

External Pay Comparisons

The Compensation Committee used external pay comparison data as a market check on its compensation decisions, but not for specific benchmarking. In 2016, Meridian prepared a list of peer companies with input from members of the Board and Mr. Lang. The composition of the peer group was intended to place the Company at roughly median levels in terms of size based primarily on revenue and market capitalization and to include companies with which we compete for executive talent. The market check peer group for 2016 consisted of the following 21 companies:

• Aegion Corporation • Ameresco, Inc. • Calgon Carbon Corporation • Chart Industries, Inc. • Circor International, Inc. • Douglas Dynamics, Inc. • Enphase Energy, Inc. • Esco Technologies, Inc.	• Federal Signal Corporation • Global Power Equipment Group Inc. • Graco Inc. • Graham Corporation • HC2 Holdings, Inc. • Heritage-Crystal Clean Inc. • Lydall, Inc.	• Ormat Technologies, Inc. • Powell Industries, Inc. • Preformed Line Products Co. • Thermon Group Holdings Inc. • Trc Cos Inc • US Ecology, Inc.

The market check peer group for 2016 was generally the same as the market check peer group for 2015, except that PMFG, Inc., which we acquired in September 2015, was removed.

Based on its review of the peer group data, among other things, Meridian determined that the overall bonus targets for Mr. Lang were not aligned with the peer group median. Accordingly, the Compensation Committee re-aligned Mr. Lang’s bonus targets to generally align with CECO’s short-term business strategy and complement the long-term incentive structure, as well as making such bonus targets measurable and specific to goals and ranges, tied to creating shareholder value.

Chief Executive Officer Stock Ownership Guidelines

Effective August 3, 2016, the Board implemented mandatory stock ownership guidelines for our Chief Executive Officer to further align the interests of the Chief Executive Officer and stockholders. The Chief Executive Officer is required to own shares of our common stock having a value equal to at least five times his or her base salary. The Chief Executive Officer shall have five years from his or her appointment as Chief Executive Officer to comply with this requirement. The Compensation Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. For purposes of this requirement the Chief Executive Officer’s stock ownership includes all shares of our common stock owned by the Chief Executive Officer outright or held in trust for the Chief Executive Officer and his or her immediate family, plus the Chief Executive Officer’s deferred or restricted stock or equivalent units. The value of a share shall be measured as the greater of the then current market price or the closing price of a share of the common stock on the grant date.

Elements of Compensation

Base Salary

The Company provides named executive officers (other than our Chairman) with a base salary to compensate them for the expertise and value they bring to their jobs. Base salary is determined for each applicable named executive officer based on his position and responsibility by taking into account the named executive officer’s impact level, scope of responsibility, prior experience, past accomplishments and other similar factors, and the particular base salary is subject to any existing employment agreement with such named executive officer.

Salary levels of the applicable named executive officers are reviewed and approved by the Compensation Committee annually as well as upon a promotion or other change in job responsibility. The salary levels, including any increases, are also based on the Compensation Committee’s evaluation of the individual’s strengths, development and expected future contributions with respect to the corporate goals and objectives relevant to the individual’s compensation, including individual performance. Our named executive officers’ base salaries were unchanged from 2015 in 2016.

Cash Incentive Compensation

Mr. Lang was entitled, under his employment agreement, to a cash bonus targeted at 100% of his base salary. The payout could vary depending on the extent to which performance objectives, as approved by the Compensation Committee, were met, ranging from 50% of the target payout in the event that a threshold aggregate performance level of 80% was achieved, to 120% of the target payout in the event that the maximum aggregate performance level of 110% was achieved. For 2016, the Compensation Committee established multiple objectives for Mr. Lang’s annual incentive opportunity. The objectives were both quantitative (weighted at 80%) and qualitative (weighted 20%). The target quantitative goals, each of which was weighted at 20%, consisted of achieving (1) earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $59.3 million, (2) revenue of $452.3 million, (3) non-GAAP earnings per diluted share (“EPS”) of $0.94 and (4) working capital at 16% of 2016 revenue. The qualitative objectives consisted of continuing efforts in furthering the Company’s succession planning and updating the Company’s strategic plan.

Actual achievement for 2016 with respect to the quantitative objectives was as follows:

•	EBITDA – $60.6 million;

•	Revenue – $417 million;

•	EPS – $0.99; and

•	Internal working capital – 12.5% of 2016 revenue.

After consideration of the degree of achievement of the quantitative and qualitative objectives, and in connection with Mr. Lang’s entry into the Separation Agreement described below in Employment and Separation Agreements, the Compensation Committee awarded a bonus to Mr. Lang of $575,000, which was 100% of his then-current base salary.

In addition, we believe that a portion of the compensation paid to our other named executive officers should be based on our annual performance, so that the executives are appropriately motivated to maximize our operating performance each year. To that end, the Compensation Committee and the Board approved and adopted an Amended and Restated 2006 Executive Incentive Compensation Plan (the “Bonus Plan”). Under the Bonus Plan, the Compensation Committee selects the executive officers to participate in the Bonus Plan, determines the performance goals, and determines whether objectives and conditions for earning awards have been met. The performance goals consist of both objective financial targets and personal qualitative performance targets.

The Compensation Committee selected the named executive officers to participate in the Bonus Plan, determined performance goals for fiscal year 2016, and determined whether objectives and conditions for earning awards were met. For 2016, the Compensation Committee selected Mr. Prajzner and Mr. Cook to participate in the Bonus Plan. There were two components to the performance factor: quantitative evaluation based on achievement of certain Company financial goals (80%) and qualitative evaluation based on achievement of individual goals (20%). As with Mr. Lang’s bonus, the payout for each of Messrs. Prajzner and Cook’s Bonus Plan awards could vary depending on the extent to which performance objectives, as approved by the Compensation Committee, were met, ranging from 50% of the target payout in the event that a threshold aggregate performance level of 80% was achieved, to 120% of the target payout in the event that the maximum aggregate performance level of 110% was achieved.

Mr. Prajzner’s target cash bonus opportunity was equal to 50% of his base salary. The target quantitative goals for Mr. Prajzner were achieving (1) revenue of $452.3 million (20% weighting), (2) operating income of $51.9 million (20% weighting) and (3) working capital at 16% of 2016 revenue (40% weighting). The qualitative individual performance goals for Mr. Prajzner consisted of developing and retaining talent, developing and implementing operational processes to ensure timely financial reporting, and developing and implementing operational processes to ensure internal controls and timely financial filings.

The qualitative targets were met 50% for Mr. Prajzner and the quantitative targets were met at 108%, as follows:

•	Revenue – $417 million;

•	Operating income – $53.7 million; and

•	Internal working capital – 12.5% of 2016 revenue.

Based on such results, and after consideration of Mr. Prajzner’s other individual performance achievements during 2016, the Compensation Committee awarded a cash bonus of $144,480 to Mr. Prajzner.

Mr. Cook’s target cash bonus opportunity was equal to 25% of his base salary. The target quantitative goals for Mr. Cook were the same that applied to Mr. Prajzner’s bonus opportunity.

The quantitative targets were met at 110% for Mr. Cook (as described above for Mr. Prajzner). Based on such results, and after consideration of Mr. Cook’s other individual performance achievements during 2016, the Compensation Committee awarded a cash bonus of $46,540 to Mr. Cook.

Long-Term Equity Compensation

The Company believes that granting stock-based awards and options from time to time provides named executive officers with a strong economic interest in maximizing stockholder returns over the longer term. The Company also believes that the practice of granting stock-based awards and options is important in retaining and recruiting the key talent necessary to ensure the Company’s continued success.

The Incentive Plan permits us to grant stock awards as well as option awards. The Compensation Committee believes that this gives the Company more flexibility in designing its overall compensation packages. The Incentive Plan is designed to promote the long-term financial interests and growth of the Company by attracting and retaining management with the ability to contribute to the success of the business, by providing an opportunity for increased equity ownership by named executive officers and by maintaining competitive levels of total compensation. The Compensation Committee administers the Incentive Plan.

Under the Incentive Plan, awards may take the form of restricted stock grants, bonus stock grants without restrictions, non-qualified stock options, incentive stock options and restricted stock units (“RSUs”). The restrictions on awards may lapse based on performance and/or time vesting. In 2016, the Compensation Committee granted time-based vesting stock options and time vesting RSUs to executives and time vesting RSUs to directors.

As discussed above, the Board has implemented mandatory stock ownership guidelines for our Chief Executive Officer. The Company has no formal policy regarding stock ownership or retention by the Company’s other named executive officers.

Options

As discussed above, from time to time, we issue options under the Incentive Plan to provide long-term equity compensation to executive officers. The options issued in recent years have consisted of the following awards to our named executive officers.

In connection with his hiring, we granted Mr. Lang options in 2010 to purchase 600,000 shares of our common stock, which options generally vested over a five-year period. In connection with our acquisition of Met-Pro in August 2013, we granted Mr. Lang options to purchase 400,000 shares of our common stock, which options generally vest over a five-year period. No options were granted to Mr. Lang in 2016. In connection with his separation from the Company, all of Mr. Lang’s unvested options were forfeited. Mr. Lang’s vested options remain exercisable for 120 days after February 1, 2017, after which they expire.

Mr. Prajzner received 15,000 options to purchase shares of our common stock in August 2013 in connection with our acquisition of Met-Pro, which options generally vest over a five-year period, 10,000 options to purchase shares of our common stock in January 2014, which options generally vest over a five-year period,

25,000 options to purchase shares of our common stock in May 2014, which options generally vest over a three-year period, 25,000 options to purchase shares of our common stock in January 2015, which options generally vest over a five-year period and 25,000 options to purchase shares of our common stock in January 2016, which options generally vest over a five-year period. The January 2016 options were granted in connection with awards made to all of Mr. Lang’s direct reports, of which Mr. Prajzner was the only named executive officer. Mr. Prajzner has in recent years generally received his equity awards in the early part of the year.

Mr. Cook received 3,000 options to purchase shares of our common stock in May 2012, which options generally vested over a four-year period, 5,000 options to purchase shares of our common stock in November 2012, which options generally vested over a four-year period, 5,000 options to purchase shares of our common stock in May 2013, which options generally vest over a four-year period, 15,000 options to purchase shares of our common stock in August 2013 in connection with our acquisition of Met-Pro, which options generally vest over a five-year period, 10,000 options to purchase shares of our common stock in January 2014, which options generally vest over a five-year period, 7,500 options to purchase share of our common stock in October 2014, which options generally vest over a five-year period, and 4,000 options to purchase shares of our common stock in September 2015, which options generally vest over a four-year period.

Restricted Stock Units

In addition, after consultation with Meridian and consideration of general market trends, in 2015 the Compensation Committee introduced time-based RSUs and performance-based RSUs into our compensation program. Mr. Lang received a time-based RSU award covering 17,655 shares in May 2016, which RSUs generally vest over a four-year period. In connection with his separation from the Company in February 2017, all of Mr. Lang’s unvested RSUs were forfeited. Mr. DeZwirek, along with each non-executive director, received a time-based RSU award covering 8,828 shares in May 2016, which RSUs generally vest over a four-year period. Mr. Cook (who has in recent years generally received his equity awards in the Fall) received a time-based RSU award covering 3,000 shares in September 2016, which RSUs generally vest over a five-year period. No RSU awards were granted to Mr. Prajzner in 2016.

Personal Benefits and Perquisites

The Company provides certain named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees for key positions. These perquisites consist of car allowances and payment of life insurance premiums, as applicable, as further described in the 2016 Summary Compensation Table below.

Retirement and Post-Employment Benefits

The Company sponsors a 401(k) retirement plan for our employees (the “401(k) Plan”). Pursuant to the 401(k) Plan, the Company matches contributions each pay period at 100% of the employee’s contributions for the first 3%, and 50% on the next 3%, of an employee’s compensation for a maximum match of 4.5%. The named executive officers (other than our Chairman) may participate in the 401(k) Plan on the same terms as the rest of our employees. We believe the 401(k) Plan is set at a reasonable level, is highly valued by recipients, has limited cost, is part of a competitive compensation program and is consistent with our overall goal of attracting and retaining qualified employees.

For more information about our Incentive Plan and awards under that plan for 2016, see the 2016 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at 2016 Fiscal Year-End Table and the accompanying narratives below.

Clawback Policy

In April 2017, our Board adopted a clawback policy. Under the clawback policy, if (1) the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the U.S. federal securities laws and (2) the Board reasonably in good faith determines that any current or former “Section 16 officer” of the Company willfully committed an act of fraud, dishonesty or recklessness that contributed to the noncompliance or benefitted materially from excessive incentive-based compensation, then the Board may direct the Company to use prompt and reasonable efforts to recover the excessive incentive-based compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2016 and this proxy statement.

This report is submitted on behalf of the members of the Compensation Committee:

Eric M. Goldberg

Donald A. Wright

Valerie Gentile Sachs

2016 Summary Compensation Table

The following table sets forth certain information with respect to the compensation earned during the years ended December 31, 2016, 2015 and 2014 by our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Jeffrey Lang, Former Chief Executive Officer and President	2016	$575,000	$575,000	$140,004	—	—	$32,232	(2)	$1,322,236
	2015	$491,166	$781,250	$994,731	—	—	$27,486		$2,294,633
	2014	$444,250	$461,320	—	—	—	$25,539		$931,109
Jason DeZwirek, Chairman of the Board	2016	—	—	$70,006	—	—	$360,000	(3)	$430,006
	2015	—	—	$69,630	—	—	$360,000		$429,630
	2014	—	—	—	—	—	$360,000		$360,000
Edward J. Prajzner, Executive Vice President, Corporate Development and Former Chief Financial Officer and Secretary.	2016	$300,730	$144,480	—	$51,853	—	$24,475	(4)	$521,538
	2015	$264,787	$100,000	$118,000	$178,870	—	$23,956		$685,613
	2014	$218,579	$110,000	—	$243,778	$25,000	$18,450		$615,807
Benton L. Cook, Vice President of Finance and Controller	2016	$169,560	$46,540	$32,910	—	—	$10,977	(5)	$259,987
	2015	$151,221	$29,530	$18,880	$11,312	—	$10,343		$221,286
	2014	$141,584	$22,500	—	$122,428	$15,000	$9,464		$310,976

(1)	Represents the aggregate grant date fair value of stock and option awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), disregarding estimated forfeitures, rather than amounts realized by the named executive officers. Assumptions used in calculating these amounts are included in Note 10 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	Represents a Company contribution of $15,599 to our 401(k) Plan on behalf of Mr. Lang, $4,633 of insurance premiums paid for term life insurance for his benefit and a $12,000 car allowance.
(3)	Represents amount paid to Icarus for Mr. DeZwirek’s services.
(4)	Represents a Company contribution of $13,532 to our 401(k) Plan on behalf of Mr. Prajzner, $1,343 of insurance premiums paid for term life insurance for his benefit and a $9,600 car allowance.
(5)	Represents a Company contribution of $8,959 to our 401(k) Plan on behalf of Mr. Cook, and $2,018 of insurance premiums paid for term life insurance for his benefit.

2016 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	or Units (#)(2)	Options (#)(3)	Awards ($/Sh)	and Option Awards ($)(4)
Jeffrey Lang	—	—	$575,000	$690,000	—	—	—	—
	5/12/2016	—	—	—	17,655	—	—	$140,004
Jason DeZwirek	5/12/2016	—	—	—	8,828	—	—	$70,006
		—	—	—	—	—	—	—
Edward J. Prajzner	—	—	$150,000	$180,000	—	—	—	—
	1/4/2016	—	—	—	—	25,000	$7.36	$51,853
		—	—	—	—	—	—	—
Benton L. Cook	—	—	$42,188	$50,625	—	—	—	—
	9/7/2016	—	—	—	3,000	—	—	$32,910

(1)	The amounts shown in the “Target” and “Maximum” columns consist of performance-based compensation opportunities for 2016 initially provided to Mr. Lang pursuant to performance objectives established pursuant to his employment agreement and to Messrs. Cook and Prajzner pursuant to the Bonus Plan. The “Threshold” column shows dashes because the ultimate value of the performance-based compensation opportunities could be reduced to zero. Please see the Compensation Discussion and Analysis above for more information about these awards, and please see the 2016 Summary Compensation Table for information about cash bonuses actually paid to these named executive officers.
(2)	The amounts shown in this column consist of RSU awards to Messrs. Lang, DeZwirek and Cook under the Incentive Plan (including in the case of Mr. DeZwirek for his service on our Board). In connection with his separation from the Company in February 2017, Mr. Lang forfeited these RSU awards. Please see the Compensation Discussion and Analysis above for more information about these awards.
(3)	The amounts shown in this column consist of option awards to Mr. Prajzner under the Incentive Plan. Please see the Compensation Discussion and Analysis above for more information about these awards.
(4)	Represents the aggregate grant date fair value of stock awards and option awards calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures, rather than amounts realized by the named executive officers. Assumptions used in calculating these amounts are included in Note 10 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Outstanding Equity Awards at Fiscal 2016 Year-End

The following table sets forth information regarding outstanding equity awards for each named executive officer as of the end of fiscal year 2016.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey Lang	280,000	—		$3.78	2/15/2020	[1]	—		—		—		—
	240,000	160,000	[1]	$12.72	8/27/2023	[1]	—		—		—		—
	—	—		—	—		52,687	[2]	$734,984	[3]	—		—
	—	—		—	—		—		—		52,687	[4]	$734,984	[3]
	—	—		—	—		17,655	[5]	$246,287	[3]	—		—
Jason DeZwirek	—	—		—	—		5,532	[6]	$77,171	[3]	—		—
	—	—		—	—		8,828	[7]	$123,151	[3]	—		—
Edward J. Prajzner	9,000	6,000	[8]	$12.72	8/27/2023		—		—		—		—
	6,000	4,000	[9]	$15.39	1/30/2024		—		—		—		—
	16,667	8,333	[10]	$14.41	5/23/2024		—		—		—		—
	10,000	15,000	[11]	$15.38	1/2/2025		—		—		—		—
	5,000	20,000	[12]	$7.36	01/04/2026		—		—		—		—
	—	—		—	—		12,500	[13]	$174,375	[3]	—		—
Benton L. Cook	2,000	—		$1.98	12/01/2018		—		—		—		—
	4,000	—		$5.26	4/29/2020		—		—		—		—
	3,000	—		$7.09	5/21/2022		—		—		—		—
	5,000	—		$9.63	11/15/2022		—		—		—		—
	3,750	1,250	[14]	$12.05	5/22/2023		—		—		—		—
	9,000	6,000	[15]	$12.72	8/27/2023		—		—		—		—
	6,000	4,000	[16]	$15.39	1/30/2024		—		—		—		—
	3,000	4,500	[17]	$13.08	10/1/2024		—		—		—		—
	1,000	3,000	[18]	$9.44	9/4/2025		—		—		—		—
	—	—		—	—		2,000	[19]	$27,900	[3]	—		—
	—	—		—	—		3,000	[20]	$41,850	[3]	—		—

(1)	Remaining options were scheduled to vest in two equal annual installments on the anniversary of the grant, commencing on August 27, 2017. In connection with his separation from the Company in February 2017, Mr. Lang forfeited all of these unvested option awards and the vested option awards are exercisable for 120 days after February 1, 2017.
(2)	RSUs were scheduled to vest on March 1, 2020. In connection with his separation from the Company in February 2017, Mr. Lang forfeited all of these unvested RSUs.
(3)	Represents the market value of the awards based on the closing share price of our common stock on December 30, 2016 of $13.95.
(4)	Represents RSUs that were to vest based on the degree to which the Company achieved a 2017 EBITDA performance goal, subject to additional service-based vesting in two substantially equal installments on March 15, 2018 and 2019. In connection with his separation from the Company in February 2017, Mr. Lang forfeited all of these unearned RSUs.
(5)	RSUs were scheduled to vest in four equal annual installments on the anniversary date of the grant, commencing May 12, 2016. In connection with his separation from the Company in February 2017, Mr. Lang forfeited all of these unvested RSUs.
(6)	Represents RSUs that vest in three substantially equal installments on the anniversary date of the grant, commencing on September 4, 2017.
(7)	Represents RSUs that vest in four substantially equal installments on the anniversary date of the grant, commencing May 12, 2017.
(8)	Remaining options vest in two equal annual installments on the anniversary date of the grant, commencing August 27, 2017.
(9)	2,000 options vested on January 30, 2017 and the remaining options vest in two equal annual installments on the anniversary date of the grant, commencing January 30, 2018.
(10)	Remaining options vest on May 23, 2017.
(11)	Remaining options vest in three equal annual installments on the anniversary date of the grant, commencing January 2, 2018.
(12)	5,000 options vested on January 4, 2017 and the remaining options vest in three equal annual installments on the anniversary date of the grant, commencing January 4, 2018.

(13)	Represents RSUs that vest in 25% increments on the second and third anniversary date of the grant, commencing on September 4, 2017, and the remaining RSUs vest on September 4, 2019.
(14)	Remaining options vest on May 22, 2017.
(15)	Remaining options vest in two equal annual installments on the anniversary date of the grant, commencing August 27, 2017.
(16)	2,000 options vested on January 30, 2017 and the remaining options vest in two equal annual installments on the anniversary date of the grant, commencing January 30, 2018.
(17)	Remaining options vest in three equal annual installments on the anniversary date of the grant, commencing October 1, 2017.
(18)	Remaining options vest in three equal annual installments on the anniversary date of the grant, commencing September 4, 2017.
(19)	Represents RSUs that vest in 25% increments on the second and third anniversary date of the grant, commencing on September 4, 2017, and the remaining RSUs vest on September 4, 2019.
(20)	Represents RSUs that vest in five substantially equal installments after the anniversary date of the grant, commencing on September 7, 2017.

2016 Option Exercises and Stock Vested

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey Lang	60,000		$633,500	—	—
Jason DeZwirek	89,640	[2]	$454,474	—	—
				1,844	20,727	[3]
Edward J. Prajzner	—		—	—	—
Benton L. Cook	10,000		$16,900	—	—

(1)	Calculated based on the difference between the market price of the underlying common stock at exercise and the exercise price of the stock options.
(2)	These shares relate to the exercise of the warrant held by Icarus for 250,000 common shares. Mr. DeZwirek paid the exercise price on a cashless basis pursuant to the terms of the warrant agreement governing the warrant, resulting in CECO’s withholding of 160,360 of the warrant shares to pay the exercise price and issuing to Mr. DeZwirek the remaining 89,640 of the warrant shares.
(3)	Amounts reflect the number of shares acquired on vesting and valued at the closing price of our common stock on the business day immediately preceding the date of vesting.

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. The Company has no formal policy regarding severance payments or retirement payments. Upon death or disability of a named executive officer serving as one of our employees, the named executive officer will receive benefits under the disability or life insurance policies maintained for such officer, as appropriate.

If a named executive officer had been terminated for cause, by reason of death or disability, change of control or otherwise on December 30, 2016, he would have been entitled to the following amounts based on his then outstanding stock option and RSU awards and the closing price of our common stock on such date. Please see Compensation Discussion and Analysis above for more information about the stock option and RSU awards, and please see Outstanding Equity Awards at Fiscal 2016 Year-End above for information about such awards actually held by these named executive officers. The following table sets forth amounts payable to each named executive officer. For Mr. Lang’s actual payments received in connection with his separation from the Company in early 2017, please see Employment and Separation Agreements below.

Named Executive Officer	For Cause	Death or Disability[1]	Change in Control[2]	Other[3]
Jeffrey Lang[4]	—	$4,953,318	$5,959,568	$5,959,568
Jason DeZwirek	—	$200,322	$200,322	$200,322
Edward J. Prajzner	—	$357,575	$357,575	$357,575
Benton L. Cook	—	$223,145	$223,145	$223,145

(1)	The accelerated vesting of all or part of unvested RSU and stock options awards are subject to the discretion of the Board in the event of a termination as a result of death or disability. For the purposes of this disclosure, we have assumed that all outstanding awards will be accelerated.
(2)	The accelerated vesting of all or part of unvested RSU and stock option awards are subject to the discretion of the Board in the event of a change in control. For the purposes of this disclosure, we have assumed that all outstanding awards will accelerate.
(3)	“Other” means termination for any reason other than for cause, by reason of death or disability or as the result of a change in control. The accelerated vesting of all or part of unvested RSUs and stock option awards are subject to the discretion of the Board in the event of termination. For the purposes of this disclosure, we have assumed that all outstanding awards will be accelerated.
(4)	Amounts shown for Mr. Lang are hypothetical as of December 30, 2016. For actual amounts received in connection with his separation from the Company see Employment and Separation Agreements below.

Employment and Separation Agreements

During 2016, none of the Company’s named executive officers had an employment agreement with the Company, except for Mr. Lang.

In February 2010, the Compensation Committee approved an Employment Agreement with Mr. Lang, which agreement was extended until February 15, 2018 on September 3, 2015. In connection with Mr. Lang stepping down as Chief Executive Officer, President and Director, the Company and Mr. Lang entered into a Separation Agreement on February 1, 2017.

The Separation Agreement provides that Mr. Lang is entitled to the benefits under his Employment Agreement with the Company for a termination without cause, plus a lump sum transition bonus payment of $250,000. Provided that Mr. Lang remains in compliance with the one-year non-compete and confidentiality obligations of the Employment Agreement, he will be entitled to continued base salary and medical benefits for twelve months, plus his incentive cash bonus for 2016, as described above in Compensation Discussion and Analysis. Furthermore, the Separation Agreement provides that all of Mr. Lang’s vested and exercisable stock options will remain exercisable for 120 days following February 1, 2017, after which date they shall expire. All of Mr. Lang’s unvested RSUs and stock option awards were forfeited in accordance with the Incentive Plan and applicable award agreements. See Outstanding Equity Awards at Fiscal 2016 Year-End above for more information on Mr. Lang’s stock option and RSU holdings.

Pursuant to his Employment Agreement, either the Company or Mr. Lang could terminate his Employment Agreement at any time without cause, although Mr. Lang had to give 60 days’ notice of such termination. “Cause” under the Employment Agreement included, among other items, willfull and material breach of the terms of the Employment Agreement by Mr. Lang, conviction of a felony or certain misdemeanors, and his failure to perform his duties as lawfully directed by the Board, subject to a cure period. If the Company terminated Mr. Lang without cause, provided he remained in compliance with his non-compete and confidentiality obligations, he would have been entitled to continued base salary and medical benefits for twelve months, plus an annual bonus based upon the percentage of base salary applicable to the annual bonus for the prior fiscal year.

If the Employment Agreement had been terminated due to his death or disability (as defined in the Employment Agreement), Mr. Lang would have been entitled to three months continued base salary, subject to continued compliance with his non-compete and confidentiality obligations.

In addition, if there was a Change in Control of the Company (as defined in the Incentive Plan) and Mr. Lang was not offered employment as chief executive officer with a compensation package equal to or better than his base salary and bonus under his Employment Agreement, then Mr. Lang was to resign and would have been entitled to a lump sum on the date of the Change in Control equal to his annual base salary plus his bonus in an amount equal to the same percentage of his base salary as the bonus, if any, that he received for the most recently ended fiscal year.

Director Compensation for Fiscal Year 2016

The following table provides information on 2016 compensation for each of our directors who are not named executive officers and who served during 2016. The table does not include expenses for attending meetings.

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	All Other Compensation[3] ($)		Total ($)
Arthur Cape[2]	$27,816	$70,006	$609		$98,431
Eric M. Goldberg	$45,000	$70,006	$609		$115,615
Claudio A. Mannarino	$71,250	$70,006	$609		$141,865
Jonathan Pollack	$45,000	$70,006	$120,609	[4]	$235,615
Seth Rudin	$45,000	$70,006	$609		$115,615
Valerie Gentile Sachs	$21,154	$70,006	—		$91,160
Dennis Sadlowski	$17,308	$70,006	—		$87,314
Donald A. Wright	$55,000	$70,006	$609		$125,615

(1)	Represents the aggregate grant date fair value of RSU awards calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures, rather than amounts realized by the named individuals. Assumptions used in calculating these amounts are included in Note 10 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The RSU awards are unvested and represent all outstanding RSU awards to our directors in 2016. The aggregate number of RSU awards held by each of our directors, who are not named executive officers and who were serving as directors as of December 31, 2016 are as follows: Mr. Goldberg – 16,204, Mr. Mannarino – 16,204, Mr. Pollack – 16,204, Mr. Rudin – 16,204, Ms. Sachs – 8,828, Mr. Sadlowski – 8,828 and Mr. Wright – 16,204. The aggregate number of option awards held by each of our directors, who are not named executive officers and who were serving as directors as of December 31, 2016 are as follows: Mr. Goldberg – 15,000, Mr. Mannarino – 0, Mr. Pollack – 103,000, Mr. Rudin – 15,000, Ms. Sachs – 0, Mr. Sadlowski – 0 and Mr. Wright – 29,000.
(2)	Mr. Cape was not nominated for re-election at the 2016 annual meeting of stockholders.
(3)	Amounts in this column are inclusive of dividend equivalent payments on RSUs awards in connection with the dividend we paid in December 2016.
(4)	Mr. Pollack, through JMP, received $10,000 per month for consulting fees.

Directors who are named executive officers of the Company do not receive any additional compensation for their services as directors, except as described below. During 2016, the non-named executive officer directors received an annual retainer, which is paid quarterly. Directors Goldberg, Pollack and Rudin received annual retainers in the amount of $45,000. Mr. Wright, who serves as chairman of the Compensation Committee, received an annual retainer of $55,000. Mr. Mannarino, who serves as chairman of the Audit Committee, received an annual retainer of $71, 250. Ms. Sachs, who joined the Board at the 2016 annual meeting of stockholders and serves as chairman of the Nominations and Governance Committee received a retainer of $21,154 for her service since joining the Board. Mr. Sadlowski, who joined the Board at the 2016 annual meeting of stockholders and currently serves as interim Chief Executive Officer and President, received a retainer of $17,308 for his service since joining the board. Mr. Cape received a retainer of $27,816 for his service prior to leaving the board in May 2016.

All of the directors – including our Chairman – also received service-based RSUs in 2016 in lieu of meeting fees. The Compensation Committee determined that issuing RSUs in lieu of cash meeting payments would simplify the directors’ compensation while promoting the ownership of stock of the Company. We therefore granted on May 12, 2016 RSUs covering 8,828 shares of common stock to each of the directors serving at that time, except for Mr. Lang. The RSUs generally vest in four equal annual installments commencing May 12, 2017. We also reimburse or pay the Board members their reasonable travel and out-of-pocket expenses to attend meetings.

Effective August 3, 2016, the Board implemented mandatory stock ownership guidelines for non-management directors to further align the interests of non-management directors and stockholders. Each non-management director is required to own shares of our common stock having a value equal to at least three times the non-management director’s regular annual cash retainer. Non-management directors shall have three years from the later of August 3, 2016 or his or her election or appointment to the Board to attain such ownership levels. The Compensation Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. For purposes of this requirement, a non-management director’s stock ownership includes all shares of our common stock owned by the non-management director outright or held in trust for the non-management director and his or her immediate family, plus a non-management director’s deferred or restricted stock or equivalent units. The value of a share shall be measured as the greater of the then current market price or the closing price of a share of our common stock on the acquisition or grant date.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the recommendation of the Audit Committee, the Board has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2017. BDO has served as our independent registered public accounting firm since September 2008.

The Audit Committee pre-approves any engagement of BDO and has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for stockholder approval.

A representative of BDO is not expected to be present at the Annual Meeting. Although stockholder approval of the selection of BDO is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders fail to ratify the appointment of BDO, the Audit Committee may reconsider the selection.

Independent Registered Public Accounting Firm Fees

The following table sets forth the fees for services provided by BDO for the fiscal years ended December 31, 2016 and 2015.

	2016	2015
Audit Fees	$2,020,282	$2,140,849
Audit-Related Fees	$3,250	$3,250
Tax Fees	$37,909	—
All Other Fees	—	—

Total	$2,061,441	$2,144,099

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services. The Audit Committee has considered whether providing non-audit services is compatible with maintaining BDO’s independence.

Audit Fees

These are fees for professional services for the integrated audit of our annual consolidated financial statements, the review of financial statements included in Quarterly Reports on Form 10-Q, and services that are normally rendered in connection with statutory and regulatory filings or engagements. These services for 2015 include the review of our 2015 proxy statement and ancillary due diligence services related to an acquisition in 2015. These services for 2016 include the review of our 2016 proxy statement.

Audit-Related Fees

These are fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees.

Tax Fees

These are fees for professional services rendered by BDO with respect to tax compliance and tax planning.

All Other Fees

These are fees for other services rendered by BDO that do not meet the above category descriptions.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for the Company by its auditors prior to their engagement for such services. The Audit Committee has delegated to each of its members the authority to grant pre-approvals, such approvals to be presented to the full Audit Committee at the next scheduled meeting. None of the fees paid to BDO under the categories Audit-Related Fees and Tax Fees were approved by the Audit Committee after the services were rendered pursuant to the de minimis exception established by the SEC.

This proposal requires a favorable vote of the majority of shares represented at the Annual Meeting for approval.

The Board recommends a vote “FOR” the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of CECO for fiscal year 2017.

PROPOSAL 3

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S

NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement a separate resolution to enable our stockholders to approve, on a discretionary and non-binding basis, the compensation of our named executive officers. Consistent with our stockholders’ preference as indicated at our 2013 annual meeting, our stockholders are given an opportunity for advisory approval of the Company’s executive compensation on an annual basis. Therefore, we expect that our stockholders will next have the opportunity to vote on the advisory approval of the Company’s executive compensation at the 2018 annual meeting.

This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, you may vote on the following resolution at the Annual Meeting:

“RESOLVED, that Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in CECO Environmental Corp.’s proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative disclosure.”

This vote is advisory, and therefore non-binding. In considering their vote, stockholders are encouraged to read the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis, which discusses the Company’s compensation policies and procedures, and the compensation for the Company’s named executive officers for the fiscal year ended December 31, 2016. The Board and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program rewards sustained performance that is aligned with long-term stockholder interests.

This proposal requires a favorable vote of the majority of shares represented at the Annual Meeting for advisory approval.

The Board recommends that stockholders vote “FOR” the approval, on an advisory basis, of the Company’s named executive officer compensation described in the compensation tables and the narrative discussion of this proxy statement.

PROPOSAL 4

APPROVAL OF THE CECO ENVIRONMENTAL CORP.

2017 EQUITY AND INCENTIVE COMPENSATION PLAN

General

We are asking stockholders to approve the CECO Environmental Corp. 2017 Equity and Incentive Compensation Plan (the “2017 Plan”). On April 3, 2017, after recommendation by the Compensation Committee, the Board unanimously approved and adopted, subject to the approval of the Company’s stockholders at the Annual Meeting, the 2017 Plan to replace our 2007 Equity Incentive Plan, as amended (the “2007 Plan”). The 2007 Plan was first approved by our stockholders on May 23, 2007. Our stockholders approved an amendment to the 2007 Plan on May 21, 2009, and approved amendments and restatements of the 2007 Plan on August 26, 2013 and September 2, 2015. In addition, effective August 20, 2015, the Board amended the 2007 Plan to eliminate the Company’s power to engage in certain repricing activities with respect to stock options granted under the 2007 Plan without stockholder approval. Prior to the effectiveness of the 2007 Plan, the Company granted stock option awards under its 1997 Stock Option Plan, as amended (the “1997 Plan”). No further awards may be made under the 1997 Plan, but it remains in effect solely for the purposes of continued administration of the stock options that are outstanding under the 1997 Plan. The 1997 Plan and the 2007 Plan, together, are referred to in this proposal as the “Predecessor Plans.”

The Board is recommending that the Company’s stockholders vote in favor of the 2017 Plan, which will succeed in its entirety the 2007 Plan. The 2017 Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other key employees of the Company and its subsidiaries and non-employee directors of the Company.

If the 2017 Plan is approved by stockholders, it will be effective as of the day of the Annual Meeting, and no further grants will be made on or after such date under the 2007 Plan. Outstanding awards under the Predecessor Plans, however, will continue in effect in accordance with their terms. If the 2017 Plan is not approved by our stockholders, no awards will be made under the 2017 Plan, the 2007 Plan will remain in effect, and our ability to grant certain performance-based awards may be limited.

Our principal reason for adopting the 2017 Plan is to obtain stockholder approval of the shares of our common stock, par value $0.01 per share (“Common Stock”), available for awards under the 2017 Plan. Stockholder approval of the 2017 Plan is also intended to constitute approval of the material terms for “qualified performance-based compensation” under the 2017 Plan for purposes of Section 162(m) of the of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code generally disallows a deduction for certain compensation paid to our Chief Executive Officer and certain other executive officers in a taxable year to the extent that compensation to any such a covered employee exceeds $1 million for such year. However, some types of compensation, including “qualified performance-based compensation” under Section 162(m) of the Code, are not subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. The deduction limit does not apply to compensation paid under a stockholder approved plan that meets certain requirements for “qualified performance-based compensation” under Section 162(m) of the Code. While we believe it is in the best interests of the Company and our stockholders to have the ability to potentially grant “qualified performance-based compensation” under Section 162(m) of the Code under the 2017 Plan, we may decide to grant compensation to covered employees that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code under the 2017 Plan, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.

Generally, compensation attributable to stock options, appreciation rights and other performance-based awards may be deemed to qualify as “qualified performance-based compensation” under Section 162(m) of the Code if: (1) the grant is made by a committee of outside directors for purposes of Section 162(m) of the Code; (2) the plan under which the award is granted states the maximum number of shares with respect to which share-based awards and the maximum amount of cash awards that may be granted to any individual during a specified period of time; and (3) the amount of compensation an individual may receive under the awards is based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by stockholders (or, in the case of stock options or appreciation rights, the increase in the value of the shares after the date of grant). Stockholder approval of this proposal is intended to satisfy the stockholder approval requirements under Section 162(m) of the Code.

We are seeking stockholder approval of the material terms for “qualified performance-based compensation” under the 2017 Plan, including the performance measures and applicable individual grant limits under the 2017 Plan, as well as the individuals eligible to receive awards under the 2017 Plan, to have the flexibility to potentially grant awards under the 2017 Plan that may be deductible for federal income tax purposes. If our stockholders approve the material terms for “qualified performance-based compensation” under the 2017 Plan, assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions with respect to awards issued under the 2017 Plan to our Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2022 annual meeting of stockholders (in other words, for about five years).

The actual text of the 2017 Plan is attached to this proxy statement as Appendix A. The following description of the 2017 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Why We Recommend That You Vote for this Proposal

The 2017 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents and certain other awards denominated or payable in, or otherwise based on, shares of Common Stock or factors that may influence the value of our shares, plus cash incentive awards, for the purpose of attracting and retaining non-employee directors and officers and other key employees and service providers of the Company and its subsidiaries, and to provide to such persons incentives and rewards for service or performance. Some of the key features of the 2017 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2017 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors.

The use of shares of Common Stock as part of our compensation program is also important to our continued success because equity-based awards are an essential component of our compensation program for key employees, as they link compensation with long-term stockholder value creation and reward participants based on the Company’s performance. As discussed in further detail in the “Compensation Discussion and Analysis,” equity compensation represents a significant portion of the compensation package for our Chief Executive Officer and other named executive officers. Because our equity awards generally vest over multiple years, the value ultimately realized from these awards depends on the long-term value of our shares of Common Stock. Our equity compensation program also helps us to attract and retain talent, targeting individuals who are motivated by pay-for-performance.

As of March 27, 2017, 519,550 shares of Common Stock remained available for issuance under the 2007 Plan. If the 2017 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.

The following includes aggregated information regarding our view of the overhang and dilution associated with the Predecessor Plans and the potential stockholder dilution that would result if our proposed share authorization under the 2017 Plan is approved. The information below is as of March 27, 2017. As of that date, there were approximately 34,592,223 shares of Common Stock outstanding:

Under the Predecessor Plans:

•	Outstanding full-value awards (RSUs): 437,491 shares of Common Stock (approximately 1.3 percent of our outstanding shares of Common Stock);

•	Outstanding stock options: 1,220,595 shares of Common Stock (approximately 3.5 percent of our outstanding shares of Common Stock) (outstanding stock options have an average exercise price of $11.67 and an average remaining term of 6.6 years);

•	Total shares of Common Stock subject to outstanding awards as described above (full-value awards and stock options): 1,658,086 shares of Common Stock (approximately 4.8 percent of our outstanding shares of Common Stock);

•	Total shares of Common Stock available for future awards under the 2007 Plan: 519,550 shares of Common Stock (approximately 1.5 percent of our outstanding shares of Common Stock); and

•	The total number of shares of Common Stock subject to outstanding awards under the Predecessor Plans (1,658,086 shares of Common Stock), plus the total number of shares of Common Stock available for future awards under the 2007 Plan (519,550 shares of Common Stock), represents a current overhang of 6.3 percent (potential dilution of our stockholders represented by the Predecessor Plans).

Under the 2017 Plan:

•	Proposed shares of Common Stock available for awards under the 2017 Plan: 2,000,000 shares of Common Stock (including 519,550 shares of Common Stock remaining available under the 2007 Plan), minus any shares of Common Stock covered by awards granted between December 31, 2016 and the effective date of the 2017 Plan, so the new share request will be no greater than 1,480,450 shares of Common Stock, representing up to about 4.3 percent of our outstanding shares of Common Stock—this percentage reflects the maximum expected dilution of our stockholders that would occur if the 2017 Plan is approved.

Total potential overhang or dilution under the 2017 Plan:

•	The total shares of Common Stock subject to outstanding awards under the Predecessor Plans as of March 27, 2017 (1,658,086 shares of Common Stock), plus the total shares of Common Stock available for future awards under the 2007 Plan as of that date (519,550 shares of Common Stock), plus the maximum proposed new shares of Common Stock available for awards under the 2017 Plan (1,480,450 shares of Common Stock), represent a total potential overhang of 3,658,086 shares (10.6 percent) under the 2017 Plan.

Based on the closing price on the NASDAQ Stock Market for our shares of Common Stock on March 27, 2017 of $10.42 per share, the aggregate market value as of March 27, 2017 of the 2,000,000 shares of Common Stock requested under the 2017 Plan was $20,840,000.

In fiscal years 2014, 2015 and 2016, we granted awards under the 2007 Plan covering 285,700 shares of Common Stock, 608,000 shares of Common Stock, and 371,600 shares of Common Stock, respectively. Based on our basic weighted average of shares of Common Stock outstanding for those three years of 25,750,972, 28,791,662, and 33,979,549, respectively, for the three-fiscal-year period 2014-2016, our average burn rate, not taking into account forfeitures, was 1.4% (our individual year burn rates were 1.1% for fiscal 2014, 2.1% for fiscal 2015, and 1.1% for fiscal 2016).

In determining the number of shares to request for approval under the 2017 Plan, our management team worked with the Compensation Committee to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2017 Plan.

If the 2017 Plan is approved, we intend to utilize the shares authorized under the 2017 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the 2017 Plan combined with the shares available for future awards will last for about five years, based on our historic grant rates and the approximate current share price, but could last for a shorter period of time if actual practice does not match historic rates or our share price changes materially. As noted in “Summary of Material Terms of the 2017 Plan,” our Compensation Committee would retain full discretion under the 2017 Plan to determine the number and amount of awards to be granted under the 2017 Plan, subject to the terms of the 2017 Plan, and future benefits that may be received by participants under the 2017 Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this proposal, stockholders should consider all of the information in this proposal.

2017 Plan Highlights

Administration. The 2017 Plan will generally be administered by the Compensation Committee.

Reasonable 2017 Plan Limits. Subject to adjustment as described in the 2017 Plan, total awards under the 2017 Plan are limited to 2,000,000 shares, (1) minus, as of the effective date of the 2017 Plan, one share for every one share subject to an award granted under the 2007 Plan between December 31, 2016 and the effective date, and (2) plus any shares made available under the 2017 Plan as described below. These shares may be shares of original issuance or treasury shares or a combination of the two.

The 2017 Plan also provides that, subject to adjustment as described in the 2017 Plan:

•	the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 2,000,000 shares of Common Stock;

•	no participant will be granted stock options and/or SARs, in the aggregate, for more than 750,000 shares of Common Stock during any calendar year, except that such limit is multiplied by two for a participant’s first year of service with the Company or any subsidiary;

•	no participant will be granted awards of restricted stock, RSUs, performance shares and/or Other Awards (as defined below) that are Qualified Performance-Based Awards, in the aggregate, for more than 500,000 shares of Common Stock during any calendar year, except that such limit is multiplied by two for a participant’s first year of service with the Company or any subsidiary;

•	no participant in any calendar year will receive an award of performance units and/or other awards payable in cash as described below under “Other Awards” (which would not include cash incentive awards) that are Qualified Performance-Based Awards, having an aggregate maximum value as of their respective grant dates in excess of $3,000,000, except that such limit is multiplied by two for a participant’s first year of service with the Company or any subsidiary;

•	no participant in any calendar year will receive cash incentive awards that are Qualified Performance-Based Awards having an aggregate maximum value in excess of $3,000,000, except that such limit is multiplied by two for a participant’s first year of service with the Company or any subsidiary; and

•	generally, no non-employee director will be granted, in any period of one calendar year, awards under the 2017 Plan having an aggregate maximum value at the date of grant (calculating the value of any such awards based on the grant date fair value for financial reporting purposes), taken together with any cash fees payable to the non-employee director for the calendar year, in excess of $600,000.

A “Qualified Performance-Based Award” is any cash incentive award or award of performance shares, performance units, restricted stock, RSUs, or Other Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

Allowances for Conversion Awards and Assumed Plans. Shares of Common Stock issued or transferred under awards granted under the 2017 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2017 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2017 Plan, under circumstances further described in the 2017 Plan, but will not count against the aggregate share limit or other 2017 Plan limits described above.

Limited Share Recycling Provisions. Subject to certain exceptions described in the 2017 Plan, if any award granted under the 2017 Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2017 Plan. The following shares of Common Stock will not be added (or added back, as applicable) to the aggregate share limit under the 2017 Plan: (1) shares of Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2017 Plan, (2) shares of Common Stock withheld by us, tendered or otherwise used to satisfy a tax withholding obligation, and (3) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the 2017 Plan. Further, all shares of Common Stock covered by SARs that are exercised and settled in shares, whether or not all shares of Common Stock covered by the SARs are actually issued to the participant upon exercise, will not be added back to the aggregate number of shares available under the 2017 Plan. If a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate number of shares available under the 2017 Plan.

Minimum Vesting Periods. The 2017 Plan provides that awards granted under the 2017 Plan will generally vest no earlier than after a minimum one-year vesting period or one-year performance period. However, awards that result in the issuance or transfer of an aggregate of up to 5% of the shares of Common Stock available for awards under the 2017 Plan (as may be adjusted under the terms of the 2017 Plan) may be used for awards that do not comply with such minimum vesting provisions. Further, nothing in the 2017 Plan will preclude the Compensation Committee, in its sole discretion, from providing for continued vesting or accelerated vesting of any award in connection with or following a participant’s death, disability, termination of service or a Change in Control (as defined below), except that no award intended to be a Qualified Performance-Based Award will provide for such accelerated vesting (other than in connection with the death or disability of the participant or a Change in Control) to the extent such provisions would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

No Repricing Without Stockholder Approval. The repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the 2017 Plan or in connection with a Change in Control) is prohibited without stockholder approval under the 2017 Plan.

Change in Control Definition. The 2017 Plan includes a definition of “Change in Control,” which is set forth below.

Other Features.

•	The 2017 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2017 Plan, no stock options or SARs will be granted with an exercise or base price less than the market value per share on the date of grant.

•	The 2017 Plan is designed to allow awards made under the 2017 Plan to be Qualified Performance-Based Awards.

Section 162(m)

As discussed above, one reason for submitting this proposal to stockholders is to obtain stockholder approval of the material terms for “qualified performance-based compensation” under the 2017 Plan for purposes of Section 162(m) of the Code. Such stockholder approval is expected to enable us to structure certain awards so that they may be able to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

In particular, the 2017 Plan includes a list of performance measures upon one or more of which the Compensation Committee must condition a grant or vesting of a Qualified Performance-Based Award pursuant to the 2017 Plan, which measures are as follows (including relative or growth achievement regarding such metrics):

•	Profits (e.g., gross profit, gross profit growth, operating income, earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, net income (before or after taxes), consolidated net income, net earnings, net sales, cost of sales, basic or diluted earnings per share (before or after taxes), residual or economic earnings, net operating profit (before or after taxes), or economic profit);

•	Cash Flow (e.g., actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow, or cash flow return on investment);

•	Returns (e.g., profits or cash flow returns on: assets, investment, capital, invested capital, net capital employed, equity, or sales);

•	Working Capital (e.g., working capital targets, working capital divided by sales, days’ sales outstanding, days’ sales inventory, or days’ sales in payables);

•	Profit Margins (e.g., profits divided by revenues or gross margins and material margins divided by revenues);

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, or total debt ratio);

•	Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenue, net revenue, revenue growth, net revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, or sales and administrative costs divided by profits); and

•	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, expense targets or cost reduction goals, general and administrative expense savings, selling, general and administrative expenses, objective measures of client/customer satisfaction, employee satisfaction, employee retention, management of employment practices and employee benefits, supervision of litigation and information technology, productivity ratios, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, or goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

In addition to the performance measures, the 2017 Plan also includes certain individual grant limits for equity or incentive awards that can be granted pursuant to the 2017 Plan (as further described above under the heading “2017 Plan Highlights”) and specifies the classes of individuals eligible to receive awards under the 2017 Plan (as further described below).

Summary of Material Terms of the 2017 Plan

Administration: The 2017 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2017 Plan. References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the 2017 Plan to a subcommittee. Any interpretation, construction and determination by the Committee with respect to any provision of the 2017 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2017 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2017 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2017 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to Section 162(m) of the Code.

Eligibility: Any person who is selected by the Committee to receive benefits under the 2017 Plan and who is at that time an officer or other key employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2017 Plan. In addition, certain persons who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the 2017 Plan. As of March 27, 2017, there were approximately 75 employees, 0 consultants, and eight non-employee directors of the Company expected to participate in the 2017 Plan.

Shares Available for Awards under the 2017 Plan: Subject to adjustment as described in the 2017 Plan, the number of shares of Common Stock available under the 2017 Plan for awards of:

•	stock options or SARs;

•	restricted stock;

•	RSUs;

•	performance shares or performance units;

•	other stock-based awards under the 2017 Plan; or

•	dividend equivalents paid with respect to awards under the 2017 Plan;

will be, in the aggregate, 2,000,000 shares of Common Stock, (1) minus, as of the effective date of the 2017 Plan, one share for every one share subject to an award granted under the 2007 Plan between December 31, 2016 and the effective date of the 2017 Plan, and (2) plus any shares of Common Stock that become available under the 2017 Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of awards, as described below. Such shares may be shares of original issuance, treasury shares or a combination of the two.

Other Share Limits Under the 2017 Plan: The 2017 Plan also includes certain other share limits, as described above under “2017 Plan Highlights.”

Share Counting: The aggregate number of shares of Common Stock available under the 2017 Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under the 2017 Plan.

Subject to certain exceptions described in the 2017 Plan, if any award granted under the 2017 Plan is cancelled or forfeited, expires, is settled for cash (in whole or in part), or is unearned, the shares of Common Stock subject to the award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2017 Plan. If, after December 31, 2016, any shares of Common Stock subject to an award granted under the 2007 Plan are forfeited, or an award granted under the 2007 Plan is cancelled or forfeited, expires or is settled in cash (in whole or in part), or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2017 Plan.

The 2017 Plan further provides that the following shares of Common Stock will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2017 Plan: (1) shares of Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2017 Plan, (2) shares of Common Stock withheld by us, tendered or otherwise used to satisfy a tax withholding obligation, (3) shares of Common Stock subject to a SAR granted under the 2017 Plan that are not actually issued in connection with the settlement of such SAR on exercise, and (4) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the 2017 Plan. Further, if under the 2017 Plan a participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate number of shares of Common Stock available under the 2017 Plan.

Shares of Common Stock issued or transferred pursuant to awards granted under the 2017 Plan in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, and shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2017 Plan, but will not be added to the share limits under the 2017 Plan in the following circumstances: (1) if such award is cancelled or forfeited, expires or is settled for cash (in whole or in part), (2) if such shares of Common Stock are withheld by the Company, tendered or otherwise used in payment of the option price of a stock option or to satisfy a tax withholding obligation with respect to any award or (3) if such shares of Common Stock are not actually issued in connection with the settlement of a SAR on the exercise thereof.

Types of Awards Under the 2017 Plan: Pursuant to the 2017 Plan, the Company may grant stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to our shares of Common Stock.

Generally, each grant of an award under the 2017 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2017 Plan. A brief description of the types of awards which may be granted under the 2017 Plan is set forth below.

Stock Options: A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options granted to an employee under the 2017 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to certain awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the market value per share on the date of grant. The term of a stock option may not extend more than ten years after the date of grant. The Committee may provide in any Evidence of Award for the automatic exercise of a stock option upon such terms and conditions as established by the Committee.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service before any stock option or portion of a stock option will become exercisable (subject to the minimum vesting requirements described above under “2017 Plan Highlights”).

Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of shares of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2017 Plan may not provide for dividends or dividend equivalents.

Appreciation Rights: The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any participant of SARs. A SAR is a right of the participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the spread between the base price of such Appreciation Right and the value of the shares of Common Stock (not exceeding 100%) at the time of exercise.

Each grant will specify the period or periods of the participant’s continuous service that is necessary before the SARs will become exercisable (subject to the minimum vesting requirements described above under “2017 Plan Highlights”). Any grant of SARs may specify management objectives that must be achieved as a condition of the exercise of such SARs. A SAR may be paid in cash, Shares of Common Stock or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the market value per share on the date of grant. The term of a SAR may not extend more than ten years from the date of grant. The Committee may provide in any Evidence of Award for the automatic exercise of a SAR upon such terms and conditions as established by the Committee. SARs granted under the 2017 Plan may not provide for dividends or dividend equivalents.

Restricted Stock: Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved (subject to the minimum vesting requirements described above under “2017 Plan Highlights”). Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share on the date of grant.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock. Any grant of restricted stock will require that any and all dividends or distributions paid on the restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock.

Restricted Stock Units: RSUs awarded under the 2017 Plan constitute an agreement by the Company to deliver shares of Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify (subject to the minimum vesting requirements described above under “2017 Plan Highlights”). Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share on the date of grant.

During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional shares of Common Stock, but dividend equivalents or other distributions on shares of Common Stock underlying the RSUs will be deferred until and paid contingent upon vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

Cash Incentive Awards, Performance Shares, and Performance Units: Performance shares, performance units and cash incentive awards may also be granted to participants under the 2017 Plan. A performance share is a bookkeeping entry that records the equivalent of a share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors. However, no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a Change in Control) where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code.

These awards, when granted under the 2017 Plan, become payable to participants based upon of the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to a cash incentive award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels but falls short of maximum achievement. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, in shares of Common Stock, in restricted stock or RSUs, or in any combination thereof.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time (not less than one year, as further described above under “2017 Plan Highlights”) determined by the Committee and within which the management objectives relating to such award are to be achieved.

Other Awards: The Committee may, subject to limitations under applicable law and under the 2017 Plan, grant to any participant shares of Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee (subject to the minimum vesting requirements described above under “2017 Plan Highlights”). Shares of Common Stock delivered under an award in the nature of a purchase right granted under the 2017 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2017 Plan. The Committee may also grant shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2017 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee, in a manner than complies with Section 409A of the Code.

The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the Other Awards with respect to which such dividends or dividend equivalents are paid.

Change in Control: The 2017 Plan includes a definition of “Change in Control.” In general, except as otherwise provided for in an Evidence of Award, Change in Control means the occurrence (after the effective date of the 2017 Plan) of any of the following events (subject to certain limitations and as further described in the 2017 Plan):

•	any person becomes the beneficial owner of 50% or more of either (1) the then-outstanding Common Stock or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, subject to certain exceptions as described in the 2017 Plan;

•

individuals who, as of the effective date of the 2017 Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, except that any individual becoming a director subsequent to the effective date of the 2017 Plan whose election, or nomination for election by our stockholders, was approved by a vote of at least three-fourths (3/4) of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

•	consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries, subject to certain exceptions described in the 2017 Plan; or

•	approval by our stockholders of a complete liquidation or dissolution of the Company.

Management Objectives; Qualified Performance-Based Awards: The 2017 Plan permits the Company to grant both Qualified Performance-Based Awards and awards that are not intended to be Qualified Performance-Based Awards, and provides that the awards set forth above generally may be granted subject to the achievement of specified management objectives.

Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2017 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards. Management objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.

The Committee may grant awards subject to management objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. Under the 2017 Plan, the management objectives applicable to any Qualified Performance-Based Award must be based on one or more, or a combination, of the metrics set forth above under the heading “Section 162(m).”

Additionally, in the case of a Qualified Performance-Based Award, each such management objective must be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Section 162(m) of the Code, will exclude the effects of certain designated items identified at the time of grant. Management objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a participant’s death or disability or a Change in Control of the Company) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Transferability of Awards: Except as otherwise provided by the Committee, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2017 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2017 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the shares of Common Stock that are subject to awards under the 2017 Plan will be subject to further restrictions on transfer, including minimum holding periods.

Adjustments; Corporate Transactions: The Committee will make or provide for such adjustments in: (1) the number of and kind of shares of Common Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the 2017 Plan; (2) if applicable, the number of and kind of shares of Common Stock covered by Other Awards granted pursuant to the 2017 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (A) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (B) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (C) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a Change in Control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2017 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control of the Company, the Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments in the numbers of shares of Common Stock available for issuance under the 2017 Plan and the share limits of the 2017 Plan as the Committee in its sole discretion in good faith determines to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing: Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a Change in Control, the terms of outstanding awards under the 2017 Plan may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs (including following a participant’s voluntary surrender of “underwater” stock options or SARs) in exchange for cash, Other Awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The 2017 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental Activity and Recapture: Any Evidence of Award may provide for the cancellation or forfeiture and repayment to us of any award or gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award. In addition, any Evidence of Award may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

Grants to Non-U.S. Based Participants: In order to facilitate the making of any grant or combination of grants under the 2017 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2017 Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2017 Plan as then in effect unless the 2017 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding: To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2017 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of Common Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold such shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to us other shares of Common Stock held by such participant. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to the 2017 Plan to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the maximum amount that could be required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of stock options.

No Right to Continued Employment: The 2017 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the 2017 Plan: The 2017 Plan will become effective on the date it is approved by the Company’s stockholders. No grants will be made under the 2007 Plan on or after the date on which our stockholders approve the 2017 Plan, provided that outstanding awards granted under the 2007 Plan will continue unaffected following such date.

Amendment and Termination of the 2017 Plan: The Board may amend the 2017 Plan from time to time in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the 2017 Plan, (2) would materially increase the number of shares which may be issued under the 2017 Plan, (3) would materially modify the requirements for participation in the 2017 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the shares of Common Stock are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the 2017 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively, except in the case of Qualified Performance-Based Award (other than in connection with the participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. Except in the case of certain adjustments permitted under the 2017 Plan, no such amendment may be made that would impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and Section 162(m) of Code but subject to certain other limitations set forth in the 2017 Plan, including the minimum vesting requirements described above under “2017 Plan Highlights,” the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2017 Plan (except that with respect to Qualified Performance-Based Awards, no such action may be taken if it would result in the loss of the otherwise available exemption of such award under Section 162(m) of the Code).

The Board may, in its discretion, terminate the 2017 Plan at any time. Termination of the 2017 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2017 Plan on or after the tenth anniversary of the effective date of the 2017 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2017 Plan.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2017 Plan because the grant and actual pay-out of awards under the 2017 Plan are subject to the discretion of the plan administrator.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2017 Plan based on federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2017 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to shares of restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•	at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•	at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In this regard, certain types of awards under the 2017 Plan, such as time-vested restricted stock and RSUs, cannot qualify as performance-based awards under Section 162(m) of the Code, and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2017 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2017 Plan by our stockholders.

Vote Required for Approval

This proposal requires a favorable vote of the majority of shares represented at the Annual Meeting for approval.

The Board recommends a vote “FOR” the approval of the CECO Environmental Corp. 2017 Equity and Incentive Compensation Plan.

EQUITY COMPENSATION PLAN INFORMATION

December 31, 2016	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average Exercise price of Outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
1997 Stock Option Plan [1]	15,000	$15.82	—
2007 Equity Incentive Plan [2]	2,013,365	$7.62	413,739
Employee Stock Purchase Plan [3]	11,527	$7.47	1,389,716
Equity compensation plans not approved by security holders	—	$—	—
TOTAL	2,039,892	$7.68	1,803,455

1	The 1997 Stock Option Plan (the “1997 Plan”) was replaced with the 2007 Equity Incentive Plan. The 1997 Plan remains in effect solely for the purpose of the continued administration of the options currently outstanding under the 1997 Plan.
2	The 2007 Equity Incentive Plan was approved by our shareholders on May 23, 2007. At special meetings of our shareholders held on September 2, 2015 and August 26, 2013, shareholders approved amendments to the 2007 Equity Incentive Plan to increase the number of shares of common stock available for issuance by 700,000 shares and 600,000 shares, respectively. In 2016, 105,000 options and 266,581 restricted stock units were awarded to plan participants under the 2007 Equity Incentive Plan.
3	The Employee Stock Purchase Plan was approved by our shareholders on May 21, 2009.

ADDITIONAL INFORMATION

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board may recommend.

A copy of our proxy materials for the Annual Meeting will be sent to any stockholder without charge upon written or oral request addressed to CECO Environmental Corp., to the attention of the Secretary, 4625 Red Bank Road, Suite 200, Cincinnati, Ohio 45227 or by phone at (513) 458-2600. Any stockholder may also receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC, without exhibits, upon written request to the address above.

Stockholder Proposals for 2018 Annual Meeting

Stockholders who wish to submit director nominees for consideration or who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their nominees or proposals so that they are received by the Secretary of the Company at 4625 Red Bank Road, Suite 200, Cincinnati, Ohio 45227, no later than the close of business on December 5, 2017. As the rules of the SEC make clear, simply submitting a nominee or proposal does not guarantee that it will be included. Any stockholder proposal not intended to be included in the proxy statement for consideration at our 2018 annual meeting will be considered untimely unless received by the Secretary of the Company no later than February 18, 2018.

Method of Proxy Solicitation

The cost of solicitation of the proxies will be borne by us. In addition to this solicitation of the proxies, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction regarding the proxy materials.

By Order of the Board of Directors

/s/ Jason DeZwirek
Jason DeZwirek
Chairman of the Board of Directors

April 4, 2017

APPENDIX A

CECO ENVIRONMENTAL CORP.

2017 EQUITY AND INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this Plan is to attract and retain non-employee Directors and officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for service or performance.

2. Definitions. As used in this Plan:

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan, and to the extent of any delegation by the Committee to a subcommittee pursuant to Section 10 of this Plan, such subcommittee.

(h) “Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i) “Company” means CECO Environmental Corp., a Delaware corporation, and its successors.

(j) “Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(k) “Director” means a member of the Board.

(l) “Effective Date” means the date this Plan is approved by the Stockholders.

(m) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o) “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(p) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award will be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics):

(i)	Profits (e.g., gross profit, gross profit growth, operating income, earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, net income (before or after taxes), consolidated net income, net earnings, net sales, cost of sales, basic or diluted earnings per share (before or after taxes), residual or economic earnings, net operating profit (before or after taxes), or economic profit);

(ii)	Cash Flow (e.g., actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow, or cash flow return on investment);

(iii)	Returns (e.g., profits or cash flow returns on: assets, investment, capital, invested capital, net capital employed, equity, or sales);

(iv)	Working Capital (e.g., working capital targets, working capital divided by sales, days’ sales outstanding, days’ sales inventory, or days’ sales in payables);

(v)	Profit Margins (e.g., profits divided by revenues or gross margins and material margins divided by revenues);

(vi)	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, or total debt ratio);

(vii)	Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenue, net revenue, revenue growth, net revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, or sales and administrative costs divided by profits); and

(viii)	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, expense targets or cost reduction goals, general and administrative expense savings, selling, general and administrative expenses, objective measures of client/customer satisfaction, employee satisfaction, employee retention, management of employment practices and employee benefits, supervision of litigation and information technology, productivity ratios, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, or goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

In the case of a Qualified Performance-Based Award, each Management Objective will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of certain designated items identified at the time of grant. Management Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Participant’s death or disability or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(q) “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the NASDAQ Stock Market or, if the shares of Common Stock are not then listed on the NASDAQ Stock Market, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(r) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(s) “Option Price” means the purchase price payable on exercise of an Option Right.

(t) “Option Right” means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.

(u) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.

(v) “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(w) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(x) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(y) “Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(z) “Plan” means this CECO Environmental Corp. 2017 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.

(aa) “Predecessor Plan” means the Company’s 2007 Equity Incentive Plan, as amended or amended and restated from time to time.

(bb) “Qualified Performance-Based Award” means any Cash Incentive Award or award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or other awards contemplated under Section 9 of this Plan, or portion of such award, that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(cc) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd) “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.

(ee) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(ff) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(gg) “Stockholder” means an individual or entity that owns one or more shares of Common Stock.

(hh) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(ii) “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3. Shares Available Under this Plan.

(a)	Maximum Shares Available Under this Plan.

(i)	Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 2,000,000 shares of Common Stock minus (y) as of the Effective Date, one share of Common Stock for every one share of Common Stock subject to an award granted under the Predecessor Plan between December 31, 2016 and the Effective Date. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)	The aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.

(b)	Share Counting Rules.

(i)	Except as provided in Section 22 of this Plan, if any award granted under this Plan is cancelled or forfeited, expires, is settled for cash (in whole or in part) or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement or unearned amount, again be available under Section 3(a)(i) above.

(ii)	If, after December 31, 2016, any shares of Common Stock subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan is cancelled or forfeited, expires, is settled for cash (in whole or in part) or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement or unearned amount, be available for awards under this Plan.

(iii)

Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) shares of Common Stock subject to an Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof, will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.

(iv)	If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c) Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 2,000,000 shares of Common Stock.

(d) Individual Participant Limits. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan:

(i)	In no event will any Participant in any calendar year be granted Option Rights and/or Appreciation Rights, in the aggregate, for more than 750,000 shares of Common Stock; provided, however, that with respect to a Participant’s first year of service with the Company or a Subsidiary, the amount set forth in this Section 3(d)(i) is multiplied by two.

(ii)	In no event will any Participant in any calendar year be granted Qualified Performance-Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares and/or other awards under Section 9 of this Plan, in the aggregate, for more than 500,000 shares of Common Stock; provided, however, that with respect to a Participant’s first year of service with the Company or a Subsidiary, the amount set forth in this Section 3(d)(ii) is multiplied by two.

(iii)	In no event will any Participant in any calendar year receive Qualified Performance-Based Awards of Performance Units and/or other awards payable in cash under Section 9 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $3,000,000; provided, however, that with respect to a Participant’s first year of service with the Company or a Subsidiary, the amount set forth in this Section 3(d)(iii) is multiplied by two.

(iv)	In no event will any Participant in any calendar year receive Qualified Performance-Based Awards that are Cash Incentive Awards having an aggregate maximum value in excess of $3,000,000; provided, however, that with respect to a Participant’s first year of service with the Company or a Subsidiary, the amount set forth in this Section 3(d)(iv) is multiplied by two.

(v)	In no event will any non-employee Director in any calendar year be granted awards under this Plan having an aggregate maximum value at the Date of Grant (calculating the value of any such awards based on the grant date fair value for financial reporting purposes), taken together with any cash fees payable to such non-employee Director for such calendar year, in excess of $600,000.

(e) Certain Vesting Requirements. Notwithstanding anything in this Plan to the contrary, awards granted under this Plan shall vest no earlier than after a minimum one-year vesting period or one-year performance period; provided, however, that, notwithstanding the foregoing, awards that result in the issuance or transfer of an aggregate of up to 5% of the shares of Common Stock available for awards under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 11 of this Plan, may be used for awards that do not comply with such minimum vesting provisions. Nothing in this Section 3(e) or otherwise in this Plan, however, shall preclude the Committee, in its sole discretion, from providing for continued vesting or accelerated vesting of any award in connection with or following a Participant’s death, disability, termination of service or a Change in Control; provided, however, that no award intended to be a Qualified Performance-Based Award will provide for such accelerated vesting (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share of Common Stock, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the Company’s withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before any Option Rights or installments thereof will become exercisable; provided, that, subject to Section 3(e) of this Plan, no grant of Option Rights may become exercisable sooner than after one year or a one-year performance period.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(j) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee on the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)	Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable; provided, that, subject to Section 3(e) of this Plan, no grant of Appreciation Rights may become exercisable sooner than after one year or a one-year performance period.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(vii)	Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(viii)	Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)	Also, regarding Appreciation Rights:

(i)	Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)	No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of a Appreciation Right upon such terms and conditions as established by the Committee.

6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan. Subject to Section 3(e) of this Plan, if the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than one year.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that subject to Section 3(e) of this Plan, for Restricted Stock that vests upon the achievement of Management Objectives, the performance period must be at least one year.

(f) Any such grant or sale of Restricted Stock will require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(g) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b) If a grant of Restricted Stock Units specifies that the Restriction Period will terminate upon the achievement of Management Objectives or that the Restricted Stock Units will be earned based on the achievement of Management Objectives, then, subject to Section 3(e) of this Plan, the performance period must be at least one year.

(c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(d) If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives, then, subject to Section 3(e) of this Plan, each such grant or sale will be subject to a Restriction Period of not less than one year.

(e) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(f) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

(g) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) Subject to Section 3(e) of this Plan, the Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time (not less than one year) as will be determined by the Committee, and the Evidence of Award will specify the time and terms of delivery.

(c) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d) Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e) Any grant of a Cash Incentive Award, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock, Restricted Stock or Restricted Stock Units payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant.

(f) The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(g) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9. Other Awards.

(a) Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of Common

Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c) The Committee may grant shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d) If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 9 is based only on the passage of time rather than the achievement of Management Objectives, then, subject to Section 3(e) of this Plan, the period of time shall be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 9 is based on the achievement of Management Objectives, then, subject to Section 3(e) of this Plan, the performance period must be at least one year.

(e) The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying awards granted under this Section 9 will be deferred until and paid contingent upon the earning of such awards.

(f) The Evidence of Award will specify the time and terms of delivery of an award granted under this Section 9.

10. Administration of this Plan.

(a) This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c) To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% “beneficial owner” of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or to any Participant who is, or is determined by the Committee to likely become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision); (B) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11. Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the Person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a) any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then-outstanding Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction that complies with Sections 12(c)(i), (c)(ii) and (c)(iii) below;

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Stockholders, was approved by a vote of at least three-fourths (3/4) of the Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for Director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) approval by the Stockholders of a complete liquidation or dissolution of the Company.

13. Detrimental Activity and Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

14. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15. Transferability.

(a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other Person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to this Section 16 to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the maximum amount that could be required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d) Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the shares of Common Stock are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c) If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows and Section 3(e) of this Plan, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(d) Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant will have any rights as a Stockholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Common Stock upon the stock records of the Company.

(g) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

22. Stock-Based Awards in Substitution for Option Rights or Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan in the following circumstances: (i) if such award is cancelled or forfeited, expires or is settled for cash (in whole or in part), (ii) if such shares of Common Stock are withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option or to satisfy a tax withholding obligation with respect to any award or (iii) if such shares of Common Stock are not actually issued in connection with the settlement of an Appreciation Right on the exercise thereof.

ANNUAL MEETING OF STOCKHOLDERS OF

CECO ENVIRONMENTAL CORP.

May 16, 2017

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Important Notice Regarding the Availability of Proxy Materials

for the Stockholders Meeting to Be Held on May 16, 2017

Our Annual Report to Stockholders and the Proxy Statement

are available at www.cecoenviro.com/investors.aspx

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,

“FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3 AND “FOR” PROPOSAL NO. 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. ☐ ☐ ☐	Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instruction below)	NOMINEES: ¡ Jason DeZwirek ¡ Dennis Sadlowski ¡ Eric M. Goldberg ¡ David B. Liner ¡ Claudio A. Mannarino ¡ Jonathan Pollack ¡ Seth Rudin ¡ Valerie Gentile Sachs ¡ Donald A. Wright		2. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for fiscal year 2017.	☐	☐	☐
				3. To approve, on an advisory basis, the Company’s named executive officer compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
				4. To approve the CECO Environmental Corp. 2017 Equity and Incentive Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. To transact such other business as may properly come before the meeting or any adjournments thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED HEREIN FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CECO ENVIRONMENTAL CORP.

4625 Red Bank Road, Suite 200

Cincinnati, Ohio 45227

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jonathan Pollack and Jason DeZwirek, and each of them individually (each with full power to act alone), as proxy or proxies of the undersigned, with full power of substitution, and hereby authorizes each of them, to represent and vote, as designated on the reverse, all shares of Common Stock of CECO Environmental Corp. (the “Company”) held of record by the undersigned on March 27, 2017 at the Annual Meeting of Stockholders to be held at 14651 N. Dallas Pkwy. Suite 118, Dallas, TX 75254 on May 16, 2017 at 9:00 a.m. CDT, 10:00 a.m. EDT, or at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting.

The Board recommends a vote FOR the director nominees and FOR Proposals 2, 3 and 4. If any other business is properly presented at the Annual Meeting, this proxy shall be voted in accordance with the judgment of the proxy holder(s).

(Continued and to be signed on the reverse side)